     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1997

                                                      REGISTRATION NO. 333-32009
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                     TO THE
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              VIRGINIA GAS COMPANY
          (Name of Small Business Issuer as Specified in its Charter)

           DELAWARE                          4923                        87-0443823
 (State or other jurisdiction    (Primary Standard Industrial         (I.R.S. Employer
              of                 Classification Code Number)        Identification No.)
incorporation or organization)

                              200 EAST MAIN STREET
                            ABINGDON, VIRGINIA 24210
                                 (540) 676-2380

         (Address and Telephone Number of Principal Executive Offices)

                         ------------------------------

                              200 EAST MAIN STREET
                            ABINGDON, VIRGINIA 24210
                                 (540) 676-2380

(Address of Principal Place of Business or Intended Principal Place of Business)

                         ------------------------------

                               MICHAEL L. EDWARDS
                              200 EAST MAIN STREET
                            ABINGDON, VIRGINIA 24210
                                 (540) 676-2380

           (Name, address and telephone number of agent for service)

                         ------------------------------

                                   COPIES TO:

       BRIGHT & BARNES, P.C.          VENABLE, BAETJER, HOWARD & CIVILETTI
 Two Leadership Square, Suite 810                      LLP
   Oklahoma City, Oklahoma 73102     1201 New York Avenue, N.W., Suite 1000
          (405) 236-8016                      Washington, DC 20005
   Attn: Robert C. Bright, Esq.                  (202) 962-4800
                                            Attn: Ariel Vannier, Esq.

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              VIRGINIA GAS COMPANY
              CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
            OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM SB-2

                            ITEM IN FORM SB-2                                 LOCATION IN PROSPECTUS
           ---------------------------------------------------  ---------------------------------------------------
       1.  Front of Registration Statement and Outside Front
             Cover of Prospectus..............................  Front of Registration Statement and Outside Front
                                                                  Cover of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.......................................  Inside Front Cover Page and Outside Back Cover Page
                                                                  of Prospectus; Available Information
       3.  Summary Information and Risk Factors...............  Prospectus Summary; Risk Factors
       4.  Use of Proceeds....................................  Use of Proceeds
       5.  Determination of Offering Price....................  Inapplicable
       6.  Dilution...........................................  Inapplicable
       7.  Selling Security Holders...........................  Inapplicable
       8.  Plan of Distribution...............................  Outside and Inside Front Cover Pages of Prospectus,
                                                                  Underwriting
       9.  Legal Proceedings..................................  Business
      10.  Directors, Executive Officers, Promoters and
             Control Persons..................................  Management
      11.  Security Ownership of Certain Beneficial Owners and
             Management.......................................  Management
      12.  Description of Securities..........................  Outside Front Cover Page of Prospectus; Prospectus
                                                                  Summary; Capitalization; Description of
                                                                  Securities
      13.  Interest of Named Experts and Counsel..............  Inapplicable
      14.  Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities......................................  Management; Underwriting
      15.  Organization Within Last Five Years................  Inapplicable
      16.  Description of Business............................  Business; Prospectus Summary
      17.  Management's Discussion and Analysis or Plan of
             Operation........................................  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations
      18.  Description of Property............................  Business; Management's Discussion and Analysis of
                                                                  Financial Condition and Results of Operations
      19.  Certain Relationships and
             Related Transactions.............................  Management
      20.  Market for Common Equity and Related Stockholder
             Matters..........................................  Outside Front Cover Page of Prospectus; Dividend
                                                                  Policy; Description of Securities; Common Stock
                                                                  Price Range
      21.  Executive Compensation.............................  Management
      22.  Financial Statements...............................  Financial Statements
      23.  Changes in and Disagreement with Accountants on
             Accounting and Financial Disclosure..............  Other Matters

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 28, 1997

PROSPECTUS

                                  2,000,000 SHARES
                              VIRGINIA GAS COMPANY
                                  COMMON STOCK
                               ------------------

    All of the 2,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), of Virginia Gas Company (the "Company") offered hereby are being sold by the Company. The Common Stock trades on the Nasdaq National Market under the symbol "VGCO." On July 22, 1997, the last reported price of the Common Stock on the Nasdaq National Market was $9.75 bid and $10.625 asked. See "Price Range of Common Stock."

                            ------------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                SEE "RISK FACTORS" COMMENCING ON PAGE 6 HEREOF.
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                  PRICE                  UNDERWRITING                PROCEEDS
                                                    TO                    DISCOUNTS                     TO
                                                  PUBLIC              AND COMMISSIONS(1)            COMPANY(2)
Per Share..............................  $                         $                         $
Total(3)...............................  $                         $                         $

(1) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company, estimated at $150,000.

(3) The Company has granted to the Underwriter a 30-day option to purchase up to 300,000 additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $__________, $__________ and $__________, respectively. See "Underwriting."

                            ------------------------

    The shares of Common Stock offered by this Prospectus are offered by the Underwriter subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriter and to certain further conditions. It is expected that delivery of the certificates representing such shares will be made against payment therefor at the offices of Ferris, Baker Watts, Incorporated, 1720 Eye Street, N.W., Washington, D.C. or through the facilities of the Depository Trust Company, on
or about            , 1997.

                            ------------------------

                              FERRIS, BAKER WATTS
                                  Incorporated

                   THE DATE OF THIS PROSPECTUS IS        1997

                              VIRGINIA GAS COMPANY

    The map to be included on the inside front cover page of the prospectus depicts the existing storage facilities operated by the Company and the Early Grove Affiliate in southwestern Virginia; the existing and proposed pipelines of the Company and existing interstate pipelines; and natural gas production fields. The map also depicts other local distribution companies service territories.

    The bottom of the inside front cover page depicts a schematic that represents the different operations of the Company.

                                     [MAP]

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION, INCLUDING RISK FACTORS, AND FINANCIAL STATEMENTS INCLUDED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITER'S OVER-ALLOTMENT OPTION WILL NOT BE EXERCISED. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE COMPANY ARE TO VIRGINIA GAS COMPANY AND ITS CONSOLIDATED SUBSIDIARIES. FOR DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS, SEE THE GLOSSARY ON PAGE 39.

                                  THE COMPANY

    Virginia Gas Company (the "Company"), directly or through Affiliates, is primarily engaged in the exploration, production, marketing, gathering, storage, and distribution of natural gas, and distribution of propane gas. The Company's principal assets are located in the Commonwealth of Virginia, a region which is experiencing significant economic growth and increasing demand for natural gas and has access to three major interstate gas pipeline systems.

    The Company's existing and planned assets comprise: (i) interests in 85 natural gas wells with proved developed reserves of approximately 2.6 Bcf; (ii) gathering systems with over 102 miles of pipeline with a current annual throughput of over 1.67 Bcf, connected to the interstate pipeline systems of East Tennessee Gas Company ("ETNG"), CNG Transmission Company ("CNG") and Columbia Gas Transmission Company ("TCO"); (iii) two underground storage facilities with current capacity of 2.2 Bcf; and (iv) 120 miles of intrastate pipeline under development with planned aggregate daily throughput of approximately 50 MMcf/d.

    The Company's business has developed in response to the growing need for natural gas storage, pipelines and distribution in its market area, resulting principally from economic growth and the impact of deregulation. Deregulation has given natural gas customers more flexibility in negotiating their natural gas purchases and transportation contracts. The Company's pipeline connections to the ETNG, CNG, and TCO pipeline systems, and to the Company's adjacent storage facilities, combine to create a hub which provides opportunities for more efficient gas distribution, including to local, growing markets. At present, the Company's business primarily consists of: (i) producing, gathering and marketing natural gas from wells, in which the Company has an ownership interest, to municipal distributors, local distribution companies and major oil and gas companies; (ii) storing natural gas for municipal distributors and local distribution companies which have supplied their own gas, or purchased gas from third parties or the Company; and (iii) distributing propane and natural gas purchased from third parties or the Company to local industrial, commercial and residential customers.

    The Company's principal sources of revenue have varied from time to time depending on its level of activity in any given segment of natural gas operations. From 1987 through 1992, substantially all of the Company's income was derived from exploration, development and production of natural gas and from fees derived from managing wells. From 1993 through 1996, the Company's income reflected the growth of its storage operations. Today, the Company is building transmission pipelines and expanding its storage capacity and expects, beginning in 1999, to derive income primarily from natural gas storage and transportation fees.

    The Company's objective is to enhance earnings and cash flow by becoming a leading integrated natural gas company in its market area. The Company's strategy to achieve this objective is to construct pipeline systems, increase the utilization of its existing storage facilities and aggressively pursue end-user customers.

ORGANIZATION AND OFFICES; AFFILIATES

    The Company was incorporated in Delaware in March 1987. The Company's principal executive office is located at 200 East Main Street, Abingdon, Virginia 24210 and its telephone number is (540) 676-2380. The Company's underground natural gas storage facility (the "Early Grove Facility") and its related gathering system are owned and operated through a 50% owned affiliate, Virginia Gas Storage Company (the "Early Grove Affiliate"). The Company conducts its natural gas distribution activities through another 50% owned affiliate, Virginia Gas Distribution Company (the "Distribution Affiliate"). The Early Grove Affiliate and the Distribution Affiliate are herein collectively referred to as "Affiliates." See "Risk Factors--Relationship with Affiliates."

                                  THE OFFERING

  Common Stock Offered:......................  2,000,000 shares of Common Stock

  Common Stock to be outstanding after the
    Offering:................................  5,204,906 shares(1)

  Use of Proceeds:...........................  The development of transmission pipelines;
                                               expansion of a storage facility; expansion of
                                               propane distribution systems in southwestern
                                               Virginia; development of exploration and
                                               production facilities; and other general
                                               corporate purposes. See "Use of Proceeds."

  Nasdaq National Market Symbol:.............  VGCO

------------------------

(1) Excludes 1,191,069 shares of Common Stock issuable upon exercise of outstanding options and warrants at exercise prices ranging from $8.72 to $10.00 per share.

                         SUMMARY FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The following summary selected financial information should be read in conjunction with, and is qualified in its entirety by, the more detailed financial statements and notes thereto included elsewhere in this Prospectus. The summary income statement data of the Company for the years ended December 31, 1994, 1995 and 1996 and the summary balance sheet data as of December 31, 1996 have been derived from the Consolidated Financial Statements of the Company which have been audited by Arthur Andersen LLP, independent public accountants. This data should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                                                                 SIX MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31                   JUNE 30
                                                  -------------------------------------------  --------------------
                                                    1993       1994       1995        1996       1996       1997
                                                  ---------  ---------  ---------  ----------  ---------  ---------
INCOME STATEMENT DATA:
Operations Data:
  Net revenues..................................     $1,236     $1,612     $2,023      $2,770      $ 979     $4,071
  Operating income..............................        310        354        415         549         68        587
  Equity in earnings of affiliates..............        137        193        267         340        208        131
  Net income....................................        302        420        474         608        207        427
Per Share Data:
  Earnings per share............................     $ 0.47     $ 0.66     $ 0.62      $ 0.21  $    0.07  $    0.12
  Weighted average shares outstanding...........        671        640        696       1,638      1,035      3,201
Other Data:
  Depreciation, depletion and amortization......      $ 171      $ 191      $ 305       $ 387      $ 129      $ 374
  EBITDA........................................        648      1,019      1,515       2,153        839      1,656
  Capital investment............................        467      1,378      2,331      11,662      4,306      3,150
  Interest expense..............................        120        288        673       1,007        521        717

                                                                                  JUNE 30, 1997
                                                                              ----------------------
                                                                                             AS
BALANCE SHEET DATA:                                                  1996      ACTUAL    ADJUSTED(1)
                                                                   ---------  ---------  -----------
  Net working capital............................................  $    (430)      (519)     17,271
  Property, plant and equipment, net.............................     16,343     19,163      19,163
  Total assets...................................................     33,510     41,416      59,206
  Long-term debt.................................................     12,138     21,137      21,137
  Stockholders' equity...........................................     17,338     15,494      33,284

------------------------

(1) Adjusted to give effect to the sale by the Company of 2,000,000 shares of Common Stock offered hereby (at an assumed price to the public of $9.75 per share) and the application of the proceeds therefrom.

                                                     AS OF DECEMBER 31
                                         ------------------------------------------
SELECTED OPERATING DATA:                   1993       1994       1995       1996
                                         ---------  ---------  ---------  ---------

Gas stored (MMBtu).....................    400,000    520,000    985,500  2,171,500

Gas storage daily maximum
  deliverability (MMBtu)...............      3,724      7,846     11,531     55,997

Gas wells in operation (gross).........         75         87        108        108

Total miles of pipeline................         95        111        116        128

Distribution customers.................         88        123        145        203

                                  RISK FACTORS

    AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY.

    COMPANY INDEBTEDNESS AND RESTRICTIVE COVENANTS. Through its participation in tax exempt bond offerings of the Industrial Development Authorities of Russell and Buchanan Counties, Virginia, the Company has incurred significant long-term indebtedness to develop the exploration, gathering and production operations, storage facilities and pipelines of the Company and its Affiliates. A significant portion of the proceeds of such indebtedness was loaned to its Affiliates. There can be no assurance that revenues from the Company's or the Affiliates' operations will be sufficient to satisfy the Company's long-term debt obligations.

    The debt instruments contain restrictive covenants which, among other things, may restrict the Company's ability to incur additional parity debt, restrict the application of proceeds and require the Company to exercise control over an Affiliate, which it may be unable to do. See "--Relationship with Affiliates." In addition, the covenants may limit the development by the Company or its Affiliates of certain aspects of their business. Failure to comply could cause acceleration of the debt, could cause the Company's existing long-term indebtedness to lose its tax exempt status, could require the Company to pay a higher rate of interest and could preclude the Company from participating in future tax exempt bond offerings offered by Industrial Development Authorities of other counties in Virginia.

    Should the Company not be permitted to participate in future tax exempt bond offerings or default on any of its indebtedness, or should any of the Company's Affiliates be unable to repay the Company as and when required for the portions of the indebtedness received by them, the Company's assets would be at risk and its ability to conduct its businesses as presently being, or proposed to be, conducted would be severely curtailed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    NEED FOR ADDITIONAL CAPITAL. The Company will require substantial additional capital to expand and diversify its operations beyond its current plans. In the event that additional capital or adequate financing is not available for expenditures to be incurred by the Company, there can be no assurance that the Company will be able to complete its current projects in the event of cost overruns, or to continue to expand its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    COMPLETION OF PIPELINES. In 1996, the Company began the development of an 80-mile intrastate natural gas pipeline (designated "P-25"), by acquiring certain land easements and other property rights. The Company has also filed an application with the Virginia State Corporation Commission ("VSCC") for issuance of a Certificate of Public Convenience and Necessity ("CPCN") which, among other things, would grant the Company the right of eminent domain over property needed to construct the pipeline, which may be necessary to obtain all necessary land rights. At present, the Company is aware of no reason why a CPCN would not be issued. However, should the issuance of a CPCN, or of other necessary governmental licenses, franchises and permits, be delayed or should such issuances not occur, the Company could experience a delay in, or could be prevented from, constructing the P-25 pipeline, or could be required to incur significant costs to reconfigure the pipeline. Such delays, cost increases, or the inability of the Company to build the P-25 pipeline would have a material adverse effect on the financial performance and the prospects of the Company. Comparable requirements would apply to construction of an additional 40-mile intrastate pipeline ("designated P-24"). The Company recently initiated development of the P-24 pipeline. The uncertainties that exist with respect to the P-25 pipeline, exist with respect to the P-24 pipeline.

    In addition, capital intensive projects such as pipeline construction frequently encounter cost overruns as a result of factors including geography of the project, timing of construction, and adverse weather conditions. There can be no assurance that the Company's current cost estimates will prove accurate or that adequate financing will be available to complete these projects. See "Business--Regulation" and "Business--Business Activities--Pipeline Operations."

    COMPETITION. The natural gas industry is highly competitive. While the Company currently operates the only underground natural gas storage facilities in Virginia, it is possible that other companies will engage in similar or competing activities. The Company's pipeline operation has numerous competitors in its geographic area of operations, many of which are larger pipeline companies with more extensive pipeline networks. Many of these competitors, particularly those affiliated with major integrated oil and interstate and intrastate pipeline companies, have financial resources substantially greater than those of the Company and have access to supplies of natural gas substantially greater than those available to the Company. Although the Company's plan to expand its pipeline operations is designed to meet presently growing markets, other competitors may decide to provide pipelines to these areas. It is also possible that large volume customers or gas suppliers will attempt to construct gas facilities to connect to an interstate pipeline or other source of gas supply in order to bypass the Company's systems and/or avoid use of its storage facilities.

    The Company also competes in the areas of exploration, production, marketing and distribution of propane and natural gas with major oil and gas companies, other independent oil and gas concerns and individual producers and operators, and, in the area of utility services, with major utility companies. Many of these competitors have substantially greater financial and other resources than the Company. The Company's competition may have a material adverse effect on the Company's ability to recover its capital costs and repay outstanding indebtedness. See "Business--Competition."

    GOVERNMENTAL REGULATION. The Distribution Affiliate's natural gas distribution operations are regulated by the VSCC. The VSCC has issued a CPCN which authorizes the Affiliate to conduct its natural gas distribution business in designated areas. The VSCC also sets the price of utility services at levels intended to enable the Distribution Affiliate to recover its cost of service plus a rate of return.

    The VSCC also regulates storage rates. In June 1996 the Company applied for a CPCN with the VSCC in connection with its high deliverability salt cavern storage facility in Saltville, Virginia (the "Saltville Facility"). In July 1996 the VSCC issued an order authorizing the Company to begin service on an interim basis subject to certain rates. A hearing was held in December 1996 on the Company's application. A final order has not been issued by the VSCC. The VSCC could deny the Company's application or further limit the rates it may charge for storage.

    In the future, the Company will be required to obtain additional CPCNs to conduct its proposed pipeline operations. The Company and the Distribution Affiliate may also periodically petition the VSCC for adjustments to rates to compensate for changed conditions. In the event the VSCC denies such requests or fails to give approval of such requests on a timely basis, the Company's and the Distribution Affiliate's ability to conduct their businesses or to generate sufficient revenues from such operations could be adversely affected. Further, any cancellation or revocation of the Company's or the Distribution Affiliate's CPCN, or denial by the VSCC of the Company's current and future applications, would result in the Company or the Distribution Affiliate ceasing storage, pipeline or distribution operations in the affected areas or the inability to expand such operations. See "Business--Regulation."

    Common carriers such as the Company's pipelines are also subject to the jurisdiction of certain other state and federal agencies with respect to environmental and safety matters. Changes in regulations or rulings adverse to the Company's financial interests or failure to comply with such regulations could have a material adverse effect on the Company's ability to generate revenue from its storage and pipeline operations and from the Distribution Affiliate's distribution operations. See "Business--Regulation."

    UNCERTAINTY OF PROPANE AND NATURAL GAS PRICES, SUPPLIES AND DEMAND. The Company's revenues, profitability and future rate of growth substantially depend upon prevailing prices for propane and natural gas and adequacy of propane and natural gas supplies, which, in turn, depend upon numerous external factors such as various economic, political and regulatory developments, weather, and competition from other sources of energy. The unsettled nature of the energy markets makes it particularly difficult to estimate future prices of propane, natural gas and natural gas liquids or the security of propane and natural gas supplies. The prices of propane, natural gas and natural gas liquids are subject to wide fluctuations, and there can be no assurance that future decreases in such prices will not occur. The Company believes that it has developed multiple sources of propane and natural gas supply. However, there can be no assurance that these sources will meet the Company's forecasted demand in the future. As a result of the factors referred to above, there also can be no assurance that the Company's forecasted demand for its products and services will prove to be accurate. All of these factors are beyond the control of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resource" and "Business--Regulation" and "Business--Strategy."

    UNCERTAINTY OF ESTIMATES OF NATURAL GAS RESERVES AND FUTURE NET
REVENUES. There are numerous uncertainties inherent in estimating quantities of proved natural gas reserves, including many factors beyond the control of the Company. This Prospectus contains estimates of proved and proved developed natural gas reserves and future net revenues therefrom based on studies performed by the Company's engineering staff. The Company has not engaged the services of an independent petroleum engineering firm to confirm the Company's estimates. The estimates included in this Prospectus are based on procedures prescribed by Statement of Financial Accounting Standards No. 69 and accordingly are based on sales prices, cost rates and statutory income tax rates in existence at the date of the projections or year end and therefore are an inherently imprecise indication of future net revenues. Actual future production, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas reserves may vary substantially from those assumed in the estimates. In addition, the Company's reserves valuations may be subject to downward or upward revision based upon production history, results of future development, prevailing natural gas prices and other factors. For example, the value of the Company's reserves as of December 31, 1996, reflects the prices of natural gas in the winter of 1996, which were approximately 25% higher than in the prior recent heating seasons as a result of the severity of weather conditions in the winter of 1995. See "Business--Exploration, Production, Gathering and Marketing Operations."

    RELATIONSHIP WITH AFFILIATES. The Company owns a 50% interest in the Early Grove Affiliate and the Distribution Affiliate. The remaining 50% interest is owned by one individual. The Company provides management services to these Affiliates; however, there are no written management agreements governing the operation of these Affiliates nor are there any agreements between the Company and the individual owner relating to corporate governance, buy-sell matters or "deadlock" issues. The inability of the Company and the other owner of the Affiliates to agree on matters relating to the management and operation of those Affiliates could have a material adverse effect on the financial condition of the Company.

    DEPENDENCE ON MAJOR CUSTOMERS. One of the Company's customers, United Cities Gas Company, accounted for 31% of 1996 consolidated operating revenue and 25% of revenues for the six-month period ended as of June 30, 1997. In addition, Knoxville Utilities Board and Hope Gas, Inc. accounted for 21% and 15%, respectively, of revenues for the six-month period ended June 30, 1997. Two of the Early Grove Affiliate's customers, Roanoke Gas Company and Knoxville Utilities Board, which contract with the Early Grove Affiliate for natural gas storage, accounted for 57% and 53% of the Early Grove Affiliate's operating revenue for 1996 and for the six month period ended June 30, 1997, respectively. For the six-month period in 1997, White Stone Company, W-L Construction Paving Inc., and Buchanan General Hospital accounted for 39%, 12% and 21%, respectively, of the operating revenues for the Distribution Affiliate. The loss of these customers, or an adverse business or financial development affecting any of these customers, could have a material adverse financial impact on the Company. See "Business--Storage Operations."

    OPERATING HAZARDS. The Company's storage, pipeline, gathering and distribution operations are subject to the many hazards inherent in the natural gas transmission and storage industry and in propane distribution. These include damage to pipeline and storage facilities, related equipment and surrounding properties caused by hurricanes, floods, fires and other acts of God, inadvertent damage from construction and farm equipment, leakage of natural gas and other hydrocarbons, fires and explosions and other hazards that could also result in personal injury and loss of life, pollution and suspension of operations. The Company's exploration and production operations involve a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.

    Any significant problems related to its facilities could adversely affect the Company's ability to conduct its operations. The Company maintains insurance against some, but not all, potential risks; however, there can be no assurance that such insurance will be adequate to cover any losses or exposure for liability. The occurrence of a significant event not fully insured against could materially adversely affect the Company's operations and financial condition. The Company cannot predict whether insurance will continue to be available at premium levels that justify its purchase or whether insurance will be available at all. See "Business--Operational Hazards and Insurance."

    RELIANCE ON KEY PERSONNEL. The success of the Company will largely be dependent upon the efforts and active participation of Michael L. Edwards. He is party to an employment agreement with the Company. The unexpected loss of his services could have a detrimental effect on the Company. See "Management."

    DIVIDEND POLICY. The Company has paid cash dividends in each of the past five fiscal years and in the current fiscal year. The primary objective of the Company is to retain its earnings to support the growth of the Company. Therefore, there can be no assurance that the Board of Directors of the Company will authorize the Company to pay cash dividends on its Common Stock in the future. See "Dividend Policy."

    ANTI-TAKEOVER PROVISIONS. The Company's Amended and Restated Certificate of Incorporation provides that the approval of (i) any amendment to the Certificate or the by-laws, (ii) the merger, dissolution, reorganization (including by share exchange) or recapitalization of the Company, or (iii) the sale of all or substantially all of the assets of the Company requires the affirmative vote of the holders of 75% of the Company's issued and outstanding shares entitled to vote thereon. This increases the percentage that would otherwise be required under Delaware law to approve such actions. In addition, the Company's by laws provide that members of the Company's Board of Directors are elected to terms that are staggered. These provisions may make it more difficult to change control of the Company or replace incumbent management. See "Description of Securities--Certain Provisions of Certificate of Incorporation and Delaware Law" and "Management --Executive Officers and Directors."

    POSSIBLE VOLATILITY OF STOCK PRICE. The trading price of the Common Stock could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements of unanticipated operating results by the Company and other events or factors, such as the sale of large blocks of shares held by existing shareholders. See "--Limited Market for Common Stock; Shares Eligible for Resale." In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for certain companies in a manner often unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

    LIMITED MARKET FOR COMMON STOCK; SHARES ELIGIBLE FOR RESALE. The Company's Common Stock is traded on the Nasdaq National Market under the symbol VGCO. Average daily trading volume for the Common Stock as reported by Nasdaq for the first half of 1997 was approximately 4,172 shares. Despite the increase in the number of shares of Common Stock to be publicly held as a result of the Offering, there can be no assurance that a more active trading market in the Common Stock will develop. Because there is a small public float in the Common Stock and it is thinly traded, sales of small amounts of Common Stock in the public market could materially adversely affect the market price for the Common Stock. Sales of Common Stock, or the perception that such sales could occur, could materially adversely affect prevailing market prices for the Common Stock and may make it more difficult for the Company to sell shares of Common Stock in the future at times and for prices that it deems appropriate. Upon completion of the Offering, the Company will have 5,204,906 shares of Common Stock outstanding (5,504,906 shares if the Underwriter's over-allotment option is exercised in full) and approximately 247,920 shares issuable upon the exercise of outstanding employee stock options and, after August 3, 1997, an additional 789,849 shares and, after October 4, 1997, 153,300 shares issuable upon the exercise of warrants. The 2,000,000 shares of Common Stock sold in the Offering (2,300,000 shares if the Underwriter's over-allotment option is exercised in full) will be freely transferable without restriction or registration under the Securities Act, unless purchased by persons deemed to be affiliates of the Company (as that term is defined under the Securities Act). Substantially all of the remaining 3,204,906 shares of Common Stock outstanding immediately following the Offering (and 1,191,069 shares issuable upon exercise of options and warrants, when exercisable) will be transferable without restriction or registration under the Securities Act, except for approximately 1,293,188 outstanding shares and an additional 619,954 shares issuable upon exercise of options and warrants held by persons deemed to be affiliates of the Company (as that term is defined under the Securities Act) which will be subject to the volume and other restrictions under Rule 144. See "Shares Eligible for Future Sale."

    ENVIRONMENTAL REGULATIONS. The production, handling, transportation and disposal of natural gas by-products and propane are subject to regulation under federal, state and local environmental laws. In most instances, the applicable regulatory requirements relate to water and air pollution control and solid waste management measures. Environmental assessments have not been performed on all of the Company's properties. To date, expenditures for environmental control facilities and for remediation have not been significant in relation to the results of operations of the Company. The Company believes, however, that it is likely that the trend in environmental legislation and regulations will continue to be towards stricter standards, which could materially adversely affect the Company's ability to conduct its operations. See "Business--Regulation."

    CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION. Certain statements contained in this Prospectus, such as those concerning the Company's business strategy, acquisition and expansion plans, values and revenues, capital requirements, governmental regulation and other statements regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Act). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The Company undertakes no obligation to publicly release the results of any revision of those forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the shares of Common Stock offered hereby (at an assumed offering price of $9.75 per share) are estimated to be approximately $17,790,000 ($20,481,000 if the Underwriter's over-allotment option is exercised in full), after deducting underwriting discounts and commissions and offering expenses payable by the Company.

    Net proceeds are expected to be used as follows: (i) $14,740,000 for the development of the P-24 and P-25 pipelines; (ii) $2,050,000 for the expansion of the Saltville Facility; (iii) $500,000 for the expansion of propane distribution systems in southwestern Virginia, and (iv) $500,000 for the development of exploration and production facilities. Any remaining amounts will be used for general corporate purposes, including working capital. Pending the use of the proceeds, the Company may invest the funds in short-term money market, government and federal agency obligations, bank certificates of deposit and savings deposits.

                            COMMON STOCK PRICE RANGE

    The Common Stock is traded on the Nasdaq National Market under the symbol "VGCO." There were approximately 800 stockholders of record and 26 warrant holders of record as of June 30, 1997. The following table sets forth the high and low closing prices, as reported by Nasdaq, for the quarters indicated (the stock began trading on October 4, 1996):

                      PRICE RANGE OF
                       COMMON STOCK
                     ----------------
                      HIGH      LOW
                     -------  -------
1996
    Fourth
    Quarter......... $ 7 3/4  $ 6 1/2
1997
    First Quarter...  10 1/2    7 1/4
    Second
    Quarter.........  10 3/4    8 3/4
    Third Quarter
    (through July
    22, 1997).......  10 1/2    9 3/4

    On July 22, 1997, the last reported bid and asked prices of the Common Stock on the Nasdaq National Market were $9.75 and $10.625, respectively.

                                 CAPITALIZATION

    The following table sets forth the actual capitalization of the Company as of June 30, 1997, and as adjusted to give effect to the sale by the Company of 2,000,000 shares of Common Stock in the Offering (at an assumed price to the public of $9.75 per share), and the application of the estimated net proceeds therefrom, as if such transaction had occurred as of June 30, 1997. The table should be read in conjunction with the Company's Consolidated Financial Statements included elsewhere in this Prospectus.

                                                                                         AS OF JUNE 30, 1997
                                                                                     ----------------------------
                                                                                        ACTUAL       AS ADJUSTED
                                                                                     -------------  -------------
Current portion of long-term debt..................................................  $     748,576  $     748,576
                                                                                     -------------  -------------
Long-term debt.....................................................................     21,136,694     21,136,694
                                                                                     -------------  -------------

Stockholders' equity:
  Preferred Stock, no par; $1,000 per share liquidation value; zero shares issued
    and outstanding as of June 30, 1997............................................       --             --
  Common Stock, par value $.001 per share; 10,000,000 shares authorized; 3,204,906 shares issued and outstanding; and 5,204,906 shares as adjusted for the
    Offering(1)....................................................................          3,205          5,205
  Additional paid-in capital.......................................................     13,751,471     31,539,471
  Retained earnings................................................................      1,739,799      1,739,799
                                                                                     -------------  -------------
Total stockholders' equity.........................................................     15,494,475     33,284,475
                                                                                     -------------  -------------
Total capitalization...............................................................  $  37,379,745  $  55,169,745
                                                                                     -------------  -------------
                                                                                     -------------  -------------

(1) Excludes 1,191,069 shares of Common Stock issuable upon exercise of outstanding options and warrants at exercise prices ranging from $8.72 to $10.00 per share.

                                DIVIDEND POLICY

    The Company has paid cash dividends on its Common Stock in each of the past five fiscal years. During the past two years dividends were paid to stockholders of record as follows:

                                                                  DIVIDEND (PER
RECORD DATE                                                          SHARE)
-------------------------------------------------------------  -------------------
12/22/95.....................................................     $     0.2900
12/15/96.....................................................           0.0100
 1/31/97.....................................................           0.0125
 5/15/97.....................................................           0.0150
 7/15/97.....................................................           0.0175

    The primary objective of the Company is to retain its earnings to support the growth of the Company. Therefore, there is no assurance that the Board of Directors of the Company will authorize the Company to pay cash dividends on its Common Stock in the future.

                             SELECTED CONSOLIDATED
                          FINANCIAL AND OPERATING DATA

    The following table presents selected consolidated financial and operating data of the Company for each of the six month periods ended June 30, 1996 and 1997, and each of the four years in the period ended December 31, 1996. The annual financial data for 1994, 1995 and 1996 has been derived from the consolidated financial statements of the Company audited by Arthur Andersen LLP, independent public accountants. The financial statements, as of December 31, 1996, and for the years ended December 31, 1995 and 1996, and the report of Arthur Andersen LLP, are included herein under the caption "Financial Statements." In addition, this data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                   SIX MONTHS ENDED
                                                          FOR THE YEARS ENDED DECEMBER 31,             JUNE 30,
                                                     ------------------------------------------  --------------------
                                                       1993       1994       1995       1996       1996       1997
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Revenues:
  Gas sales and well operations revenues...........  $ 391,084  $ 489,180  $ 603,495  $ 698,645  $ 297,345  $2,077,017
  Natural gas gathering and service revenues.......     52,245    104,250    133,794    103,768     51,872     50,883
  Natural gas storage revenues.....................     --         --         --        769,025     --      1,228,297
  Management revenues..............................    753,467    738,583    756,524    320,532    195,928    144,340
  Interest income..................................     30,701    280,182    526,797    877,748    433,763    564,331
  Other income.....................................      8,732     --          2,800     --         --          6,082
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     1,236,229  1,612,195  2,023,410  2,769,718    978,908  4,070,950
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Costs and expenses:
  Production expenses..............................    312,036    361,610     65,029    105,910     43,445    100,665
  Purchased gas expense............................     --         --         --         28,537     --         66,113
  Operations and maintenance expense...............     --         --         --        173,445     --        229,203
  Cost of natural gas sold.........................     --         --         --         --         --      1,635,003
  Depreciation and amortization....................    170,380    190,792    305,216    387,116    129,047    373,590
  General and administrative.......................    413,312    425,145    708,191    645,673    303,087    447,430
  Other expense....................................        269     --          2,752      2,771      1,146     68,039
  Interest expense.................................    119,624    288,073    673,251  1,006,800    520,824    717,155
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     1,015,621  1,265,620  1,754,439  2,350,252    997,549  3,637,198
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before earnings of affiliated
  companies and income taxes.......................    220,608    346,575    268,971    419,466    (18,641)   433,752
Equity in earnings of affiliated companies.........    136,945    193,416    267,484    339,927    207,942    131,201
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                       357,553    539,991    536,455    759,393    189,301    564,953
Provision (benefit) for income taxes...............     55,426    119,906     62,581    151,827    (17,543)   137,883
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Net income.........................................  $ 302,127  $ 420,085  $ 473,874  $ 607,566  $ 206,844  $ 427,070
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Summary of operations-Affiliates:
Early Grove Affiliate
  Revenues.........................................  $1,118,531 $1,638,233 $2,779,048 $3,985,444 $2,060,751 $2,179,567
  Expenses.........................................    782,768  1,260,152  2,293,665  3,309,706  1,660,317  1,954,971
                                                     ---------  ---------  ---------  ---------  ---------  ---------
  Net income.......................................  $ 335,763  $ 378,081  $ 485,383  $ 675,738  $ 400,434  $ 224,596
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------
  Company's equity share...........................  $ 167,882  $ 189,041  $ 242,692  $ 337,869  $ 200,217  $ 112,298
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------
Distribution Affiliate
  Revenues.........................................  $ 274,930  $ 455,799  $ 719,188  $1,023,065 $ 496,435  $ 676,012
  Expenses.........................................    336,803    447,048    669,603  1,018,950    480,985    638,206
                                                     ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)................................  $ (61,873) $   8,751  $  49,585  $   4,115  $  15,450  $  37,806
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------
  Company's equity share...........................  $ (30,937) $   4,375  $  24,792  $   2,058  $   7,725  $  18,903
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE HISTORICAL FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES SET FORTH IN THIS PROSPECTUS. DISCUSSIONS INVOLVING THE EARLY GROVE AFFILIATE AND THE DISTRIBUTION AFFILIATE SHOULD BE READ IN CONJUNCTION WITH THE VIRGINIA GAS STORAGE COMPANY FINANCIAL STATEMENTS AND RELATED NOTES AND THE VIRGINIA GAS DISTRIBUTION COMPANY FINANCIAL STATEMENTS AND RELATED NOTES SET FORTH IN THIS PROSPECTUS.

GENERAL

    The Company derives revenues from its storage, exploration, production, gathering, marketing and propane distribution operations. From its 50% investment in the Early Grove Affiliate and the Distribution Affiliate, the Company derives earnings from the storage, gathering and distribution operations of these companies. The Company accounts for its investments in these companies using the equity method.

    The Company's growth has been stimulated by deregulation of the natural gas industry and strong economic and population growth in the main markets in which the Company competes, specifically eastern Tennessee and western Virginia. Deregulation has given natural gas customers more flexibility in negotiating their natural gas purchases and transportation contracts.

    Most of the pipeline facilities on major interstate systems such as ETNG, TCO and CNG are limited by capacity constraints as to the ability to deliver additional peak-day volumes. The ability of companies to continue to supply customers from traditional sources such as the Gulf Coast area are limited by the high capital costs of building new pipelines and compression facilities. The Company believes that local suppliers of natural gas, such as the Company, the Early Grove Affiliate and the Distribution Affiliate possess a significant advantage in delivering these services at a more economical rate due largely to lower capital costs in developing natural gas delivery facilities.

    In its exploration and production business, the Company has a revenue interest in wells which generate revenues from sale of the well's natural gas production. The Company also receives revenues from managing the construction, drilling, development, and operation of natural gas facilities, including management and operations fees. In its gas gathering business, revenues are generated from its ownership interest in gathering pipelines for natural gas traveling through its gathering systems. In its gas marketing operations, the Company generates revenues from the sale of natural gas.

    In its storage business, the Company receives fees for use of its storage space in addition to injection and withdrawal fees, collectively referred to as storage revenues. Storage charges to customers are in accordance with rates included in tariffs approved by the VSCC.

    In its propane distribution business, the Company generates revenues from the sale of propane to industrial, commercial and residential customers.

    With respect to the Early Grove Affiliate's gas gathering business, the Company records its share of net income from fees received for natural gas traveling through the Affiliate's gathering system and for storage fees. The Early Grove Affiliate also sells gas during the heating season.

    With respect to the Distribution Affiliate's distribution operations, the Company records its share of net income from the difference between the prices at which the Affiliate purchases natural gas and the prices at which it sells natural gas to its customers. The prices at which the Distribution Affiliate sells natural gas to its customers are in accordance with the rate schedules in its tariff filed with the VSCC. The Distribution Affiliate purchases natural gas under short-term contracts which reflect the market price of natural gas.

FIRST SIX MONTHS OF 1997 AND 1996

    OVERVIEW. During the six month period ended June 30, 1997, the Company recorded net income of $427,000, compared to $207,000 for the same period in 1996, an increase of 106%. The net income per common share available to common stockholders for the corresponding periods was $0.12 in 1997 compared with $0.07 in 1996. The number of weighted-average shares used in calculating income per common share was 3,201,350 and 1,034,873 for the six months ended June 30, 1997 and 1996, respectively.

    REVENUES. Total revenues increased 316% to $4.1 million for the six months ended June 30, 1997 compared to $979,000 for the same period in 1996. Gas sales and well operation revenues totaled $2.1 million for the first six months of 1997 compared to $297,000 for the same period in 1996. The increase primarily reflects the formation of the Company's marketing operations during the first quarter of 1997. Sales of natural gas during the first six months of 1997 totaled $1,826,000 on sales volumes of 689,000 MMBtu. Exploration and production revenues, reflecting the Company's revenue interest in these sales of natural gas, consisted of natural gas sales of $189,000, and well operation income of $131,000 compared to $158,000 and $139,000, respectively, for the same period in 1996. Propane sales totaled $118,000 for the six months ended June 30, 1997. There were no comparable propane sales for the same period in 1996 as these operations were in the developmental stage.

    Natural gas storage revenues totaled $1.2 million for the first six months of 1997, compared to zero revenue for the same period in 1996. Initial injections of customer gas into the Saltville Facility began in August 1996. Contracted storage capacity for the current contract year is comprised of 10-day (64%), 60-day (9%) and 90-day (27%) service.

    Management revenues, interest and other income totaled $715,000 for the six months ended June 30, 1997, compared with $630,000 for the same period in 1996, an increase of 14%. The majority of the increase reflects an increase in interest income of $131,000, offset by a decrease in management revenues of $52,000.

    COSTS AND EXPENSES. Total operating costs and expenses increased $2.4 million to $2.9 million for the six months ended June 30, 1997, compared to $477,000 for the same period in 1996. Production and purchased gas expenses increased to $167,000 in the six months ended June 30, 1997 from $43,000 for the same period in 1996 as a result of increased production expenses in addition to increased purchased gas expense attributed to the expanding propane distribution operations.

    Operations and maintenance expenses totaled $229,000 in 1997 compared to zero for the same period in 1996, primarily reflecting operating costs incurred in 1997 related to the Saltville Facility.

    Cost of natural gas sold, related to the Company's marketing of natural gas, totaled $1.6 million for the first six months of 1997 compared to zero for the same period in 1996, reflecting the initiation of marketing operations and the corresponding costs.

    General and administrative costs were $447,000 for the first six months of 1997, an increase of 48% over the comparable 1996 total of $303,000, reflecting the growth in Company operations during 1997 and the accompanying growth in personnel and facilities.

    Depreciation, depletion and amortization increased 189% to $374,000 for the six months ended June 30, 1997 from $129,000 for the same period in 1996. The increase reflects the recovery of costs for capital projects recently placed into service, primarily the Saltville Facility.

    INTEREST EXPENSE. Interest expense increased 38% to $717,000 during the first six months of 1997 from $521,000 in the comparable 1996 period, due primarily to additional tax-exempt bond financing. The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Capitalized interest for the six month periods ended June 30, 1997 and 1996 totaled $170,000 and $162,000, respectively.

    EQUITY IN EARNINGS OF AFFILIATES. The Company has a 50% ownership interest in two Affiliates which provide natural gas storage, gathering and distribution services. The Company accounts for its investments in these companies using the equity method. The Company's equity in the earnings of these Affiliates decreased 37% to $131,000 for the first six months of 1997 from $208,000 for the same period in 1996. The decrease reflects increased operations expenses related to natural gas storage operations in addition to higher interest costs. The increased costs were partially offset by increased usage during the period by industrial customers of the Distribution Affiliate.

    INCOME TAXES. Using the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for income tax purposes. The Company's provision for income taxes as a percentage of income before its equity in earnings of Affiliates (the Company's equity in earnings of Affiliates is reflected on a post-income tax basis) was 32% for the six month period ended June 30, 1997. For the six months ended June 30, 1996, the Company's operations reflected an income tax benefit.

    EQUITY INVESTMENTS

    NATURAL GAS STORAGE. Storage revenues from the Early Grove Facility for the six months ended June 30, 1997 were $1,265,000 compared with storage revenues of $877,000 for the same period in 1996 due to increased storage capacity at the Early Grove Facility.

    NATURAL GAS GATHERING. Gathering revenues totaled $159,000 for the first six months of 1997 compared to $207,000 for the same period in 1996, reflecting a decrease in natural gas throughput due partially to production decline and to decreased peak winter service sales volume as a result of the milder seasonal temperatures experienced during the first quarter 1997 as compared to the corresponding period in 1996. Revenues from winter service sales totaled $613,000 for the six months ended June 30, 1997, compared to $781,000 for the same period in 1996. Purchased gas expenses related to these sales totaled $511,000 and $664,000 for the six months ended June 30, 1997 and 1996, respectively.

    NATURAL GAS DISTRIBUTION. Distribution revenues for the first six months of 1997 were $419,000, an increase of $120,000 over revenues of $299,000 for the same period in 1996 largely due to increased usage during the period by industrial customers, and to decreased residential customer usage reflecting milder seasonal temperatures. Purchased gas costs related to these sales totaled $239,000 for the first six months in 1997 and $147,000 for the same period in 1996.

RESULTS OF OPERATIONS FOR YEARS 1996 AND 1995

    OVERVIEW. During the year ended December 31, 1996, the Company recorded net income of $608,000, compared to $474,000 for 1995. Net income per common share available to common stockholders for the years was $0.21 in 1996 compared with $0.62 in 1995. The number of weighted average shares used in calculating income per common share was 1,637,576 and 695,669 for the years ended December 31, 1996 and 1995, respectively.

    REVENUES. Total revenues increased 37% to $2.8 million for the year ended December 31, 1996 compared to $2.0 million for 1995. Gas sales and well operation revenues totaled $699,000 in 1996 compared to $603,000 in 1995, an increase of 16%. This increase primarily reflects an increase in the average sales price of natural gas to $2.53/Mcf in 1996 from $1.47/Mcf in 1995. Propane operations, initiated during the second half of 1996, reflected sales totaling $47,000 for the year ended December 31, 1996.

    Natural gas gathering and service revenue decreased 22% to $104,000 for the year ended December 31, 1996, compared to $134,000 in 1995, primarily as a result of the Company's 1995 revision of its method of recording certain gathering revenues. Gathering revenues for 1995 include $35,000 which would not have been recognized had this revision not been made. See Note 2 of Notes to the Consolidated Financial Statements.

    Natural gas storage revenue totaled $769,000 for the year ended December 31, 1996, compared to zero revenue in 1995. Initial injections of customer natural gas into the Saltville Facility began in August 1996. Contracted storage capacity for 1996 contract year totaled 583,000 MMBtu, consisting of 10-day (59%), 60-day (10%), and 90-day (31%) service.

    Management revenues, interest income and other revenue decreased 7% to $1.2 million in 1996, compared to $1.3 million in 1995, primarily as a result of lower management fees related to the development of the Saltville Facility.

    COSTS AND EXPENSES. Total operating costs and expenses increased 24% to $1.3 million for the year ended December 31, 1996, compared to $1.1 million for the same period in 1995. Total production and purchased gas expenses increased 107% to $134,000 in 1996 from $65,000 in 1995 as a result of increased production expenses and the purchased gas expense related to the 1996 development of propane operations.

    Operating and maintenance expense related to the Company's storage operations were $173,000 in 1996, compared to zero in 1995.

    General and administrative expense decreased 9% to $646,000 in 1996 from $708,000 in 1995. This decrease was due primarily to the shift of certain personnel and administrative functions from the corporate level to the individual operating subsidiaries, including the Affiliates.

    Depreciation, depletion and amortization increased 27% to $387,000 in 1996 from $305,000 in 1995 reflecting the recovery of costs for capital projects, primarily the Saltville Facility, then recently placed into service.

    INTEREST EXPENSE. Interest expense increased 50% to $1.0 million in 1996 from $673,000 in 1995 due primarily to additional tax-exempt bond financing and a promissory note issued by the Company to purchase the interest of its joint venture partner in the development of the Saltville Facility. The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Capitalized interest totaled $290,000 in 1996 and $93,000 in 1995.

    EQUITY IN EARNINGS OF AFFILIATES. The Company's equity in the earnings of Affiliates increased 27% to $340,000 for 1996 from $267,000 in 1995. The increase primarily reflects increased storage revenues attributable to an increase in leased storage capacity.

    INCOME TAXES. The Company's provision for income taxes as a percentage of income before equity in earnings of Affiliates (the Company's equity in earnings of Affiliates is reflected on a post-income tax basis) was 36% in 1996 and 23% in 1995.

    EQUITY INVESTMENTS

    NATURAL GAS STORAGE. Storage revenues from the Early Grove Facility totaled $2.1 million in 1996, reflecting an increase in revenues of $900,000 over 1995 revenues of $1.2 million, due largely to an increase in leased storage capacity at the Early Grove Facility.

    NATURAL GAS GATHERING. Gathering revenues totaled $378,000 in 1996, reflecting a decrease of $159,000 from 1995 gathering revenues of $537,000, partially reflecting a decrease in system throughput during 1996. In addition, $110,000 of 1995 revenue reflects the revision of the method of recording certain gathering revenues. See Note 2 of Notes to the Virginia Gas Storage Company's Financial Statements. Revenues from winter service sales totaled $1.1 million in 1996 compared to $888,000 in 1995 due to higher prevailing natural gas sales prices. Purchased gas expenses related to these sales totaled $974,000 and $681,000 for 1996 and 1995, respectively.

    NATURAL GAS DISTRIBUTION. Distribution revenues increased to $629,000 in 1996 from $556,000 in 1995 partially due to an increase in residential and commercial customers, reflecting 1996 expansions of distribution facilities in Russell and Buchanan Counties and to an increase in the average sales price for industrial customers. Purchased gas costs related to these sales totaled $330,000 and $234,000 in 1996 and 1995, respectively.

LIQUIDITY AND CAPITAL RESOURCES

    WORKING CAPITAL

    At June 30, 1997, the Company's working capital reflected a $519,000 deficit, a decrease from the $430,000 deficit at December 31, 1996. The Company's current ratio was .87 at June 30, 1997, consistent with the ratio at December 31, 1996. The combined working capital of the Early Grove Affiliate and the Distribution Affiliate increased to a $1.4 million deficit at June 30, 1997 from the $600,000 deficit at December 31, 1996. The combined current ratio of these companies was .58 at June 30, 1997.

    INVESTING AND FINANCING ACTIVITIES

    The Company's cash requirements in the past have been met out of cash generated from operations, proceeds from the issuance of the Company's common stock, amounts borrowed in conjunction with tax exempt bonds issued by the Industrial Development Authorities of Russell and Buchanan Counties, Virginia in addition to other borrowings. The Company's rapid pace of growth and the timing of the completion of financing transactions periodically have limited the Company's short term liquidity. On June 30, 1997, the Company had a cash balance of $1,526,000 compared to $1,653,000 at December 31, 1996.

    Capital investments of $3.2 million for the first six months of 1997 reflect primarily continued development of the Saltville Facility ($1.7 million), expansion of the Company's propane distribution operations ($1.1 million) and development of the P-25 pipeline project ($200,000).

    Capital investments of $11.6 million in 1996 reflect primarily the development of the Saltville Facility ($10.3 million) and the P-25 pipeline project ($900,000).

    Capital investments of $2.3 million in 1995 reflect primarily the development of the Saltville Facility ($800,000), development of other storage facilities ($900,000) and development of the P-25 pipeline project ($400,000).

    In October 1996, the Company completed an initial public offering of its common stock. The offering resulted in the issuance of an additional 1,533,000 shares of common stock of the Company at $6 per share. Net proceeds realized from the offering approximated $8 million.

    In July 1996, the Company issued 42,000 shares of its common stock to an officer of the Company. The net proceeds of the sale of these shares were $252,000.

    In May 1996, the Company issued 800,058 shares of its common stock to one investor pursuant to a private placement. The net proceeds of the sale of these shares was $4,401,317.

    In September 1995, the Company issued and sold a total of 2,000 shares of preferred stock in a private placement to a sole investor, Sirrom Capital Corporation, at a price of $1,000 per share. Proceeds from the sale were used for working capital, the retirement of debt and general corporate purposes. In February 1997, the Company redeemed these shares at face value.

    During 1995 the Company issued and sold a total of 124,316 shares of common stock in conjunction with the exercise of stock options. Proceeds from the sales totaled $496,000.

    In February 1997 the Industrial Development Authority of Russell County (the "Russell County Authority") issued its Subordinated Natural Gas Facilities Revenue Bonds Series 1997 with principal of

$9,100,000 with interest at 9.5% per annum, repayable from 2002 to 2017. Approximately $3.7 million of the proceeds was loaned by the Company to the Distribution Affiliate pursuant to an unsecured note. The proceeds are being used for construction of a natural gas distribution facility in and around the town of Lebanon, Virginia and for related storage and pipeline facilities.

    In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000 with interest at 9% per annum, repayable from 1999 to 2020. Approximately $3.7 million of the proceeds, received by the Company, was loaned to the Affiliates pursuant to an unsecured note. Proceeds were used to extend existing natural gas distribution facilities in and around the town of Grundy, Virginia, and for related supporting pipeline gathering and storage facilities.

    In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000 with interest at an effective rate of 8.88%, repayable from 1995 to 2017. The bonds were also issued in parity with the Russell County Bonds discussed above. Approximately $3.6 million of the proceeds, received by the Company, was loaned to the Affiliates. Proceeds were used to construct a natural gas distribution facility in and around the town of Grundy, Virginia, and for related supporting exploration and production, pipeline, and storage facilities.

    In January 1994, the Russell County Authority issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000 at an effective interest rate of 7.35% per annum, repayable from 1996 to 2023. Approximately $2.6 million of the proceeds, received by the Company, were loaned by the Company to the Affiliates. Proceeds were used to construct a natural gas distribution facility in and around the town of Castlewood, Virginia, and for related supporting exploration and production, pipeline and storage facilities in the amount of $2,630,000 and to retire $370,000 of long-term debt.

                                    BUSINESS

OVERVIEW

    Virginia Gas Company (the "Company"), directly or through Affiliates, is primarily engaged in the exploration, production, marketing, gathering, storage, and distribution of natural gas, and distribution of propane gas. The Company's principal assets are located in the Commonwealth of Virginia, a region which is experiencing significant economic growth and increasing demand for natural gas and has access to three major interstate gas pipeline systems.

    The Company's existing and planned assets comprise: (i) interests in 85 natural gas wells with proved developed reserves of approximately 2.6 Bcf; (ii) gathering systems with over 102 miles of pipeline with a current annual throughput of over 1.67 Bcf, connected to the interstate pipeline systems of ETNG, CNG and TCO; (iii) two underground storage facilities with current capacity of 2.2Bcf MMBtu; and (iv) 120 miles of intrastate pipeline under development with planned aggregate daily throughput of approximately 50 MMcf/d.

    The Company's business has developed in response to the growing need for natural gas storage, pipelines and distribution in its market area, resulting principally from economic growth and the impact of deregulation. Deregulation has given natural gas customers more flexibility in negotiating their natural gas purchases and transportation contracts. The Company's pipeline connections to the ETNG, CNG, and TCO, and to the Company's adjacent storage facilities, combine to create a hub which provides opportunities for more efficient gas distribution, including to local, growing markets. At present, the Company's business primarily consists of: (i) producing, gathering and marketing natural gas from wells in which the Company has an ownership interest to municipal distributors, local distribution companies and major oil and gas companies; (ii) storing natural gas for municipal distributors and local distribution companies which have supplied their own gas, or purchased it from third parties or the Company; and (iii) distributing propane and natural gas purchased from third parties or the Company to local industrial, commercial and residential customers.

    The Company's principal sources of revenue have varied depending on its level of activity in any given segment of natural gas operations. From 1987 through 1992, substantially all of the Company's income was derived from exploration, development and production of natural gas and from fees derived from managing wells. From 1993 through 1996, the Company's income reflected the growth of its storage operations. In 1996 and 1997, the Company initiated its propane distribution and gas marketing operations, respectively. Today, the Company is building transmission pipelines and expanding its storage capacity and expects to derive future income primarily from natural gas storage and transportation fees.

MARKET OVERVIEW

    The Company anticipates that its business will benefit from the increasing economic and natural gas consumption growth in the Commonwealth of Virginia and surrounding states. The U.S. Department of Energy has forecasted that natural gas consumption will continue a trend that has seen gas consumption rise 32% nationwide and 77% in Virginia between 1986 and 1995. Management believes that current upward trends in the economy, a favorable regulatory environment, the deregulation of the industry which has resulted in end-users' ability to purchase gas on a competitive basis from a greater variety of sources, and the increasing availability of natural gas as a form of energy for residential, commercial and industrial markets will enable the Company to expand into new markets and to better develop its current markets. Management believes that it is well positioned in its market area to capitalize on the opportunities prevalent in the natural gas industry.

STRATEGY

    The Company's objective is to enhance earnings and cash flow by becoming a leading integrated natural gas company in its market area. The Company's strategy to achieve this objective is to construct pipeline systems, increase the utilization of its existing storage facilities, and aggressively pursue end-user customers. The Company intends to implement this strategy through the following steps:

    CONSTRUCT PIPELINE SYSTEMS. The Company is currently in the process of acquiring rights-of-way and receiving state approval for the construction of the P-25 intrastate pipeline which will connect its Saltville Facility to growing markets in Smyth, Wythe and Pulaski Counties in southwestern Virginia. The Company also intends to build the P-24 intrastate pipeline which will connect its Saltville Facility to the CNG interstate pipeline. These pipelines will allow the Company to develop a transportation business, capture additional peak storage business, connect to increased supply sources for existing and growing markets and provide customers with greater flexibility in managing their gas resources.

    INCREASE UTILIZATION OF EXISTING STORAGE FACILITIES. Management believes that the working gas capacities of the Saltville Facility and the Early Grove Facility can be increased to 10 Bcf and 2.2 Bcf, respectively, from their current capacities of 0.6 Bcf and 1.6 Bcf, respectively. By increasing storage capacity through the opportunities created by the P-24 and P-25 pipelines, the Company expects to be able to provide additional peak storage service to existing and new customers and to thereby enhance the profitability of its storage operations.

    PURSUE END-USER CUSTOMERS. As a result of recent regulatory changes, natural gas customers have more flexibility to negotiate their natural gas purchases, storage services, and transportation contracts. The Company is actively pursuing direct sales to these end-users, such as local distribution companies, industrial plants and municipalities, which are seeking alternative supplies to meet their energy needs. The Company is distributing propane to offer alternative energy choices to customers in its service area who may elect to use propane gas or who may not otherwise be serviced with natural gas.

BUSINESS ACTIVITIES

    The Company's principal business activities are as follows:

    STORAGE OPERATIONS

    The Company has the only two underground natural gas storage facilities in the Commonwealth of Virginia: The Saltville Facility, located in Smyth and Washington counties, (owned by the Company) and the Early Grove Facility, located in Scott and Washington Counties (owned by the Early Grove Affiliate). Customers contract for storage for annual periods ranging from one to 15 years, which includes the heating season months of November through March. Contract storage fees are prorated and paid in equal amounts over a twelve-month period, with additional payments for injection and withdrawal fees. These contracts are subject to termination if the storage facility operating company fails to perform.

    The Company is continually assessing the feasibility of developing additional natural gas storage facilities in its area of operation and is analyzing available geological and geophysical data and land records related thereto.

    SALTVILLE FACILITY. The Company has developed a high deliverability salt cavern storage facility in Saltville, Virginia for use as a high rate, peak usage storage facility. The Saltville Facility utilizes caverns created in underground salt beds to store natural gas. The Company's engineering staff believes the ultimate working gas capacity of the Saltville Facility could be up to 10 Bcf. In June 1996, the Company filed an application with the VSCC for a CPCN for the operation of the Saltville Facility as a storage facility. In July 1996, the VSCC issued an order authorizing the Company to begin service on an interim basis using the rates set forth in the application. These interim rates for 10-day, 60-day and 90-day service are $5.64, $1.86 and $1.50 per MMBtu stored, respectively, plus $0.05 per MMBtu injected and $0.05 per MMBtu withdrawn. In August 1996, the Company injected the first working gas into the field. Peak daily withdrawal rates of 40,000 MMBtu were achieved in January 1997. Current customer commitments total 657,400 MMBtu of capacity, the current maximum capacity of the Saltville Facility, for the 1997/1998 heating season.

    An industry company has an option to jointly develop with the Company other storage caverns that are not part of the current and proposed Saltville Facility operations. This company's participation in such development will be on a 50%-50% basis.

    The Company currently services contracts for storage with the following entities (contracted storage is expressed per contract year that includes the heating season beginning in the year stated; revenues are expressed per calendar year and include injection and withdrawal fees):

    UNITED CITIES GAS COMPANY. Contracted annual storage is for 300,000 MMBtu through 2011. The estimated annual revenues expected to be generated from this contract are $1,722,000.

    KNOXVILLE UTILITIES BOARD. Contracted annual storage is for 40,000 MMBtu, increasing in 1997 to 90,000 MMBtu through 2000. The estimated annual revenues expected to be generated from this contract are $516,600.

    CITIZENS GAS UTILITY DISTRICT. Contracted annual storage is for 3,000 MMBtu through 2006. The estimated annual revenues expected to be generated from this contract are $17,220.

    CITY OF ETOWAH, TENNESSEE. Contracted annual storage is for 2,000 MMBtu through 2007. The estimated annual revenues expected to be generated from this contract are $11,480.

    HAWKINS COUNTY UTILITY DISTRICT. Contracted annual storage is for 180,000 MMBtu of 90-day service through 2006 and 5,000 MMBtu of 10-day service through 2007. The estimated annual revenues expected to be generated from these contracts are $316,700.

    SEVIER COUNTY UTILITY DISTRICT. Contracted annual storage is for 60,000 MMBtu through 2006. The estimated annual revenues expected to be generated from this contract are $117,600.

    ALCOA. Contracted annual storage is for 17,400 MMBtu through 2002. The estimated annual revenues expected to be generated from this contract are $99,876.

    EARLY GROVE FACILITY. The Early Grove Facility is an underground natural gas storage facility owned and operated by the Early Grove Affiliate. The Early Grove Affiliate has received a CPCN from the VSCC, which authorizes it to engage in the sale, transportation (including storage), or assignment of natural gas and to charge rates approved by the VSCC. The Early Grove Facility has 29 storage wells, a certificated area of 2,900 acres, and has received approval to charge rates for 60-day, 90-day, 120-day and 150-day service of $1.86, $1.50, $1.33 and $0.85 per MMBtu stored, respectively, plus $.05 per MMBtu injected and $.05 per MMBtu withdrawn.

    Contracted storage volume for 60-day, 90-day and 150-day service has increased from 520,000 MMBtu for the 1994/1995 heating season to 1,560,000 MMBtu for the 1996/1997 heating season. The deliverability of the Early Grove Facility has been increased by reworking existing wells, drilling new wells, injecting additional base gas, installing new compression equipment and increasing the maximum operating pressure of the field to 2,000 PSI from 1,400 PSI. Peak January deliverability has been increased from 1,000 MMBtu to over 16,000 MMBtu per day from 1992 to 1997. Further improvements, including drilling new wells, adding additional base gas and increasing the maximum operating pressure to up to 2,400 PSI, are planned. Management believes these improvements would increase the field's capacity to 2,200,000 MMBtu in the future.

    The Early Grove Affiliate currently has contracts for storage with the following entities (contracted storage is expressed per contract year that includes the heating season beginning in the year stated; revenues are expressed per calendar year and include injection and withdrawal fees):

    KNOXVILLE UTILITIES BOARD. Contracted annual storage is for 450,000 MMBtu for 1997 through 2002. The estimated annual revenues expected to be generated from this contract are $720,000.

    POWELL-CLINCH UTILITY DISTRICT. Contracted annual storage is for 525,000 MMBtu for 1997, increasing an additional 75,000 MMBtu for each subsequent year up to 975,000 MMBtu for 2002 and remaining at up to 975,000 MMBtu for each year through 2009. The estimated annual revenues expected to be generated from this contract are $498,750 per year in 1997, increasing to a maximum of $926,250 in 2002.

    ROANOKE GAS COMPANY. Contracted annual storage is for 180,000 MMBtu for 1997 through 2007. The estimated annual revenues expected to be generated from this contract are $288,000.

    UNITED CITIES GAS COMPANY. Contracted annual storage is for 180,000 MMBtu through the 2000 contract year. The estimated annual revenues expected to be generated from this contract are $352,800.

    PUBLIC UTILITY DISTRICT OF JEFFERSON AND COCKE COUNTIES. Contracted annual storage is for 150,000 MMBtu from 1997 through 2002. The estimated annual revenues expected to be generated from this contract are $142,500.

    PIPELINE OPERATIONS

    In 1996, the Company initiated environmental and feasibility studies for the construction of the P-25 pipeline which will connect the Company's Saltville Facility to the ETNG interstate pipeline system and transport natural gas to growing markets in Smyth, Wythe and Pulaski Counties in southwestern Virginia. These areas currently are served only by the ETNG pipeline, which has insufficient capacity to meet the area's needs.

    The first phase of construction of the P-25 pipeline consists of 20 miles of pipe connecting the Company's Saltville Facility to the ETNG interstate pipeline system and twinning the ETNG line to the town of Marion. The remaining phases will extend the P-25 pipeline from Marion, Virginia to Radford, Virginia. The Company has entered into a 15-year contract with United Cities Gas Company, the local distribution company ("UCGC") which serves Smyth, Wythe and Pulaski Counties, to provide pipeline capacity to supply 20,000 MMBtu per day, or 67% of expected pipeline capacity. The Company has filed for a CPCN with the VSCC and expects a decision by late 1997 or early 1998. At present, the Company is aware of no reason why a CPCN would not be issued. Tariffs would be set by the VSCC and charged by the Company for reserved capacity in the pipeline. The Company expects to complete obtaining land easements and permits and to begin construction upon obtaining the CPCN. Assuming no unforeseen impediment to its development, the Company expects the P-25 pipeline to commence operations in late 1998.

    The Company has recently initiated environmental studies and acquisitions of rights-of-way for permits for the construction of the P-24 pipeline. When completed, the P-24 pipeline would connect the Company's Saltville Facility to the CNG interstate pipeline system. The P-24 pipeline is expected to provide a strategic interconnect between the ETNG and CNG interstate pipeline systems and would result in additional sources of natural gas supply for the Company's Saltville Facility.

    NATURAL GAS AND PROPANE DISTRIBUTION OPERATIONS

    The Company, through the Distribution Affiliate, owns and operates natural gas distribution systems in Russell and Buchanan Counties in Virginia. The Distribution Affiliate has a CPCN authorizing it to provide natural gas service to Russell and Buchanan Counties. The Distribution Affiliate's tariffs to its customers are set by the VSCC.

    The Distribution Affiliate has a firm transportation service contract for a ten-year term with ETNG for the heating season of November through March, and an interruptible transportation contract with ETNG for the remainder of the year. Any disruption accessing ETNG's pipeline could result in the Distribution Affiliate's inability to serve its customers in the affected areas. See "Risk Factors--Relationship with Other Pipeline Companies."

    The Distribution Affiliate recently completed construction of a 10-mile pipeline providing service to the town of Lebanon in Russell County. The Distribution Affiliate has entered into franchise agreements with the towns of Richlands and Cedar Bluff in Tazewell County which adjoin the Distribution Affiliate's current service areas and has applied to the VSCC for a CPCN to provide natural gas service for Tazewell County and Dickenson County. Restrictions under the Company's debt instruments may inhibit the Affiliate's ability to develop these areas. See "Risk Factors--Company Indebtedness and Restrictive Covenants."

    The Company recently commenced distribution of propane gas in southwestern Virginia. The Company believes that its ability to supply propane gas will satisfy customers' desire for alternative fuel choices and will enable the Company to expand market share by providing an alternative to natural gas in areas where natural gas is not available. Because of shared costs and similarities such as easily converted appliances, many natural gas utilities provide both products to their customers. Customers often do not distinguish between the two forms of gas when used in the home. The Company intends, in part, to develop its propane distribution business through selective acquisitions. In that regard, the Company acquired a portion of Blue Grass Oils Incorporated's existing propane distribution business in Buchanan, Dickenson and Russell Counties and in the western part of Tazewell County, Virginia in April 1997.

    EXPLORATION, PRODUCTION, GATHERING AND MARKETING OPERATIONS

    The Company's exploration and production operations consist of acquiring and developing natural gas properties by acquiring mineral leases from landowners, drilling and completing wells on the properties and building gas gathering lines. These activities are typically organized on a joint venture basis with third parties, with the Company acting as operator of the wells, retaining a working interest in the project and receiving some promotional consideration. The Company's net revenue interest in these wells typically averages 10 to 11%.

    ACREAGE. The following table sets forth the gross and net acres of developed and undeveloped natural gas mineral leases held by the Company as of December 31, 1996. Undeveloped acreage includes leasehold interests which may already have been classified as containing proved undeveloped reserves.

                                                             DEVELOPED ACREAGE(1)             UNDEVELOPED ACREAGE
                                                        ------------------------------  --------------------------------
                                                            GROSS            NET             GROSS             NET
                                                        -------------  ---------------  ---------------  ---------------
Virginia..............................................       11,096           3,537            2,239            2,239
West Virginia.........................................          257              21           --               --
                                                             ------           -----            -----            -----
    Total.............................................       11,353           3,558            2,239            2,239
                                                             ------           -----            -----            -----
                                                             ------           -----            -----            -----

------------------------

(1) Developed acreage is acreage assigned to producing wells for the spacing unit of the producing formation. Developed acreage in certain of the Company's properties that include multiple formations with different well spacing requirements may be considered undeveloped for certain formations, but has only been included as developed acreage in the presentation above.

    GAS RESERVES. The Company has conducted an "in-house" estimate of the Company's proved reserves, projected future production and estimated future net revenues from production of proved reserves as of December 31, 1996. The Company's estimates were based upon a review of production histories and other geologic, economic, ownership and engineering data provided by the Company. In determining the estimates of reserve quantities that are economically recoverable, the Company used natural gas prices and estimated development and production costs as of December 31, 1996. For further information concerning the present value of future net revenues from the proved reserves, see Note 14 of Notes to the Consolidated Financial Statements.

    The following table sets forth gas reserve information estimated as of December 31, 1996. The present values of estimated future net revenues (discounted at 10% per annum) shown in the table are not intended to represent the current market value of the proved reserves owned by the Company.

                                                                                         PROVED RESERVES
                                                                             ---------------------------------------
                                                                              DEVELOPED     UNDEVELOPED      TOTAL
                                                                             -----------  ---------------  ---------
Gas (MMcf).................................................................       2,570            593         3,163
Present value of estimated future net revenues before income taxes (in
  thousands)...............................................................   $   4,601      $   1,194     $   5,795
Present value of future net cash flow after income taxes (in thousands)....   $   2,848      $     785     $   3,633

    There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. The reserve data set forth herein represent only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment and the existence of development plans. As a result, estimates of different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered. Further, the estimated future net revenues from proved reserves and the present value thereof are based upon certain assumptions, including geologic success, prices (which are higher during the heating season), future production levels and costs, that may not prove correct over time. Predictions about prices and future production levels are subject to great uncertainty, and the meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they are based. Oil and gas prices have fluctuated widely in recent years. The weighted average sales price utilized for the purposes of estimating the Company's proved reserves and future net revenues therefrom as of December 31, 1996 was $4.23 per Mcf., which was a significantly higher price than present prices due to seasonal changes and unusually high prices for the 1996/1997 heating season. The Company estimates that, if all other factors (including the estimated quantities of economically recoverable reserves) were held constant, a $0.10 per Mcf. decline in gas price from that used in the reserve reports would reduce such present value by approximately $152,000. See "Risk Factors--Uncertainty of Propane and Natural Gas Prices, Supplies and Demand."

    PRODUCTION. All of the Company's wells produce primarily gas. The following table sets forth the Company's gas production and sales data during the period indicated.

                                                                                              YEAR ENDED DECEMBER
                                                                                                      31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
Net production:
  Gas (Mcf).................................................................................    161,995    160,798
Average sales price per unit:
  Gas (Mcf).................................................................................  $    2.53  $    1.47
  Average net production cost ($/Mcf).......................................................  $    0.22  $    0.20

    The Company owned interests in 85 gross (21 net) natural gas wells as of December 31, 1996. A well is categorized under state reporting regulations as an oil well or a gas well based upon the ratio of gas to oil produced when it first commenced production, and such designation may not be indicative of current production.

    DRILLING ACTIVITY. The Company has not drilled or completed any wells since 1994.

    OIL FIELD SERVICE OPERATIONS. The Company engages in the business of supervising drilling operations and operating producing wells. As of December 31, 1996 the Company operated 80 wells located in Virginia and West Virginia. As operator of producing wells, the Company is responsible for the maintenance and verification of all production records, contracting for gas sales, distribution of production proceeds and information, and compliance with various state and federal regulations. Generally, the Company provides the routine day-to-day production operations for producing wells and is paid for such services on a per well, monthly fee basis.

    GAS GATHERING OPERATIONS. The Early Grove Affiliate and the Company operate various unregulated gas gathering systems located mainly in Dickenson and Buchanan Counties in Virginia which connect the Company's operated wells to interstate pipelines. The gathering systems consist of 102.6 miles of pipeline, two 640 horsepower compressor stations and one 120 horsepower compressor station. The gathering systems connect the Company's gas production to the ETNG, CNG and TCO interstate pipeline systems as well as to the Distribution Affiliate's distribution system. Total 1996 throughput for the Company's gathering systems was 1.67 Bcf.

    For such gas gathering services, the Company collects certain transportation allowances from producers (owners of natural gas). Transportation allowances vary depending upon contractual arrangements and currently range from $0.05 to $0.50 per MMBtu.

    MARKETING. In 1997 the Company commenced marketing operations of natural gas. The Company currently markets and sells natural gas provided from Company-operated wells and facilities. The Company anticipates that future expansion of its marketing operations will include purchases of natural gas supplies from third party sources, storing these supplies in its Saltville Facility and marketing these supplies to its customers.

COMPETITION

    The Company competes with major utility companies and pipeline companies in the areas of utility services and pipeline operations. The deregulation of the natural gas industry has provided the Company with marketing and transportation opportunities; however, other pipeline companies, marketers and brokers with resources far greater than the Company likewise are the beneficiaries of such deregulation. While the Company and the Early Grove Affiliate currently own and operate the only underground natural gas storage facilities in Virginia, it is possible that other distribution and marketing companies could develop other underground natural gas storage facilities and companies could rely on other methods of storage such as above-ground stored liquefied natural gas. The Company competes in the areas of exploration, production, transportation and marketing of natural gas and distribution of propane with major oil companies, other independent oil and gas concerns and individual producers and operators. Many of the Company's competitors have substantially greater financial and other resources than the Company.

REGULATION

    VSCC REGULATION. The Company's and its Early Grove Affiliate's storage operations are regulated primarily by the VSCC and the FERC, which has jurisdiction over interstate sales of storage services. Storage rates are subject to VSCC approval and are based on the cost of service of the facility, which provide for an approved rate of return. A facility can apply for revised rates based on actual costs if they are higher than previously anticipated and conversely the VSCC may require a reduction in rates if returns are higher than anticipated. Management believes that the rates currently in effect are adequate to cover the cost of service and achieve the desired rate of return.

    The Company's non-gathering pipeline operations will also be regulated by the VSCC. In January 1997, the Company filed an application for a CPCN to operate one of the pipelines. The Company has also filed with the VSCC proposed transportation rates on the basis of revenues, expenses and investments.

Substantially all of the operations conducted through these pipelines would constitute common carrier pipeline activities. Such common carrier activities are those under which transportation in the pipeline is available at tariff rates published with the VSCC to any shipper of natural gas who requests such services, provided that each product for which transportation is requested satisfies the conditions and specifications for transportation.

    The distribution operations of the Distribution Affiliate are also regulated by the VSCC, which regulates the rates which may be charged to end-users, setting them at levels sufficient to recover the cost of service to its customers including an approved rate of return. Management believes the rates currently in effect are adequate to cover the cost of service and achieve the desired rate of return.

    The Company's gathering facilities and propane distribution operations are not subject to service or rate regulation from the VSCC.

    FERC REGULATION. The Company's operations either are not governed by, or by virtue of limited jurisdiction certificates having been issued by FERC, are exempt from, further regulation by FERC under the Natural Gas Act.

    ENVIRONMENTAL AND SAFETY REGULATION. The pipeline operations of the Company are subject to various federal, state and local environmental laws. In particular, operations in Virginia are subject to the Virginia Clean Air Act as administered by the Virginia Department of Environmental Quality ("VDEQ"). The Virginia Clean Air Act restricts emissions from wells, pipelines and processing plants, and the VDEQ may curtail operations not meeting minimum standards. The design, construction, operation and maintenance of the Company's jurisdictional gas pipeline facilities are subject to the safety regulations established by the United States Department of Transportation pursuant to the Natural Gas Pipeline Safety Act of 1968, as amended, or by state agency regulations meeting the requirements thereunder. The Company is also subject to other federal, state and local laws covering the handling or discharge into the environment of materials used by the Company, or otherwise relating to protection of the environment, safety and health.

    Expenditures for environmental control facilities and for remediation have not been significant in relation to the results of operations of the Company. The Company believes, however, that it is reasonably likely that the trend in environmental legislation and regulations will continue to be toward stricter standards. The Company is unaware of future environmental standards that are reasonably likely to be adopted that will have a material effect on the Company's results of operations, but there can be no assurance such standards will not be adopted in the future.

    The Company has designated an officer whose responsibility is to monitor environmental compliance and potential environmental liabilities at its facilities. No assessment has found any material environmental noncompliance or cleanup liabilities the cost of which would have, in the aggregate, a material effect on the Company's results of operations. However, assessments have not been performed on all of the Company's facilities.

TITLE TO PROPERTIES

    Substantially all of the properties comprising the Early Grove Facility and the Saltville Facility are situated on land not owned by the Early Grove Affiliate or the Company.

    The Early Grove Affiliate's rights to develop and operate the Early Grove Facility are derived from its ownership of mineral leasehold rights and from surface easements.

    The Company's rights to develop and operate the Saltville Facility are derived from a deed from the Industrial Development Authority of the town of Saltville. The deed provides the Company with rights to store gas, rights to use any facilities and surface area for natural gas storage use and rights to remove salts to create cavities for natural gas storage. The deed encompasses approximately 11,000 acres of storage rights in Washington and Smyth Counties, Virginia.

    The Company's existing pipelines, and gathering systems and distribution systems are situated on land not owned by the Company but as to which the Company and its Affiliates have easements from the landowners permitting the use of such land for the construction and operation of pipeline facilities. The Company has received or intends to receive franchises, easements, licenses, permits and other authorizations to construct and operate proposed or future pipelines, gathering systems and distribution systems within the jurisdiction of various cities, counties and other government agencies and jurisdictions, as well as along and across waterways and rights-of-way for federal, state, county and city highways, streets and roads.

    Substantially all of the Company's producing property interests are held pursuant to leases from third parties. The Company has obtained title opinions on substantially all of its producing properties and believes that it has satisfactory title to such properties in accordance with standards generally accepted in the natural gas industry. The Company's producing properties are subject to customary royalty interests, liens for current taxes and other burdens which the Company believes do not materially interfere with the use of or affect the value of such producing properties.

OPERATIONAL HAZARDS AND INSURANCE

    The operations of the Company and its Affiliates are subject to the usual hazards incident to the storage, distribution, exploration for and production of natural gas and the distribution of propane. These hazards can result in substantial losses to the Company and its Affiliates due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage or suspension of operations. The Company and its Affiliates maintain insurance coverage against such risks as are customarily insured against by other businesses in the industry. For the Company, these coverages include $2,000,000 ($1,000,000 per occurrence) of general liability insurance (which insurance is provided in separate policies covering separate operations), excess liability insurance in the amount of $25,000,000, workers' compensation insurance and property and automobile insurance. Based on loss experience, the Company believes that it and its Affiliates currently have adequate insurance coverage. Their insurance, however, does not cover every potential risk associated with the storage, distribution, drilling and production of natural gas and the distribution of propane. In particular, coverage is not obtainable for certain types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, would have a material adverse effect on the results of operations of the Company. Moreover, no assurance can be given that the Company and its Affiliates will be able to maintain adequate insurance in the future at rates it considers reasonable.

LITIGATION

    There is no pending nor, to the knowledge of the Company, any contemplated litigation against the Company or its Affiliates which could have a material adverse effect on their financial position or which is considered other than routine litigation incidental to the Company's business.

OFFICE FACILITIES

    The Company currently owns its headquarters office building in Abingdon, Virginia, subject to a mortgage. This building contains 1,927 square feet of office space. In addition, the Company leases 5,700 square feet of office space in a building adjacent to its headquarters building.

EMPLOYEES

    As of June 30, 1997, the Company employed 44 persons on a full time basis, none of whom is covered by a collective bargaining agreement. The Company considers its relations with its employees to be excellent.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:

NAME                                              AGE                                 POSITION
--------------------------------------------      ---      --------------------------------------------------------------
Michael L. Edwards..........................          44   Chairman of the Board and President
Karen K. Edwards............................          39   Vice President, Secretary, Treasurer and Director
Frank A. Merendino, Jr......................          36   Vice President of Operations
John D. Jessee..............................          36   Vice President and Chief Financial Officer
Mark N. Witt................................          38   Vice President of Strategic Planning
Allan R. Poole, II..........................          50   Vice President and Director
Stacey D. Varney............................          24   Vice President and Assistant Secretary
Peter C. Einselen...........................          57   Director
Charles A. Mills, III.......................          50   Director

    MICHAEL L. EDWARDS. Mr. Edwards has served as President and Chairman of the Board of the Company since its formation in 1987. His term as a director expires in 1999. Mr. Edwards also serves as President of each of the Company's subsidiaries and its Affiliates. From 1983 to 1986 he served as Executive Vice President and Director of Petroleum Development Corporation. Mr. Edwards is the husband of Karen K. Edwards.

    KAREN K. EDWARDS. Ms. Edwards has served as Vice President, Secretary, Treasurer and Director of the Company since its formation in 1987. Her term as a director expires in 1998. Ms. Edwards also serves as Vice President and Secretary of each of the Company's subsidiaries and its Affiliates. She is the wife of Michael L. Edwards.

    FRANK A. MERENDINO, JR. Mr. Merendino has served as Vice President of Operations of the Company since 1991. He was employed by the Company as Engineering Manager in 1990. Mr. Merendino was employed as a production engineer by Equitable Resources Exploration from 1986 to 1990. He was employed from 1984 to 1986 as a petroleum engineer by Doran & Associates.

    JOHN D. JESSEE. Mr. Jessee has served as Vice President and Chief Financial Officer of the Company since 1995. He was employed by Eastman Chemical Company from 1994 to 1995. Mr. Jessee was employed by the Company as controller from 1992 to 1994. He was employed as controller of the golf division of The United Company from 1989 to 1992. He was employed by Price Waterhouse from 1984 to 1989.

    MARK N. WITT. Mr. Witt has served as Vice President of Strategic Planning since 1994. He also served as Director of the Company from 1994 to May 1996. From 1984 to 1994 Mr. Witt was employed as financial controller for global gas for British Petroleum Co., PLC. From 1980 to 1984 he was employed by KPMG Peat Marwick in Houston, Texas.

    ALLAN R. POOLE, II. Mr. Poole has served as Vice President of the Company since April 1996 and as a Director since September 1996. His term as a director expires in 1998. Mr. Poole served as Vice President of Penn Virginia Resources Corporation from 1989 to 1995. From 1978 to 1989 he was employed as regional manager of Cabot Oil & Gas Corporation. Mr. Poole was employed as a senior landman by Consolidated Gas Supply Corporation from 1971 to 1978.

    STACEY D. VARNEY. Ms. Varney was recently appointed Vice President and has served as Assistant Secretary of the Company since October 1996. In May 1995 she joined the Company as Marketing Manager. Before joining the Company, she graduated from Clinch Valley College of the University of Virginia and was employed by Penn Virginia Oil and Gas Corporation in 1994 as an accountant.

    PETER C. EINSELEN. Mr. Einselen has served as a director of the Company since May 1996. His term as director expires in 2000. Mr. Einselen has served as Senior Vice President of Anderson & Strudwick Incorporated since 1990. From 1983 to 1990, he was employed by Scott & Stringfellow, Incorporated, Richmond, Virginia.

    CHARLES A. MILLS, III. Mr. Mills has served as a Director of the Company since September 1996 and has been employed by Anderson & Strudwick Incorporated as a Senior Vice President since 1986. He served as Chairman of the Board of Anderson & Strudwick Incorporated from 1990 to 1992 and from 1994 to the present. His term as a director of the Company expires in 2000. He has served as a director of Humphrey Hospitality Trust, Inc. since 1994.

    Directors of the Company receive $2,500 for attending each quarterly Board of Directors meeting. The executive officers of the Company are elected annually by the Board of Directors. The executive officers serve terms of one year or until their resignation or removal.

    The bylaws of the Company provide that the Board of Directors shall be comprised of five persons divided into three classes of directors, with each class serving staggered three year terms. The by laws may only be amended with the approval of holders of 75% of the outstanding shares of stock of the Company. The classification of the directors makes it more difficult for shareholders to change the composition of the Board of Directors. The Company believes, however, that the longer time required to elect a majority of a classified board of directors will help ensure continuity and stability of the Company's management and policies.

    The classification provisions may also have the effect of discouraging a third-party from accumulating large blocks of the Common Stock of the Company or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case. See "Description of Securities--Certain Provisions of Certificate of Incorporation and Delaware Law."

    Pursuant to a Shareholders' Agreement and Voting Trust entered into on May 31, 1996, between Michael L. Edwards, Karen K. Edwards and Dr. James T. Martin, these shareholders assigned all of their shares to Michael L. Edwards as trustee for a period of five years. Mr. Edwards is directed in the agreement to vote these shares for three nominees for director selected by Mr. Edwards and two nominees selected by Dr. Martin. Pursuant to this agreement Peter C. Einselen, Senior Vice President of Anderson & Strudwick Incorporated, was elected as Dr. Martin's nominee for director. Pursuant to this agreement, the Edwards' nominee, Allan R. Poole, II, and Dr. Martin's nominee, Charles A. Mills, III, a Senior Vice President and Chairman of the Board of Anderson & Strudwick Incorporated, were each elected to serve as directors.

    Anderson & Strudwick Incorporated received a fee of $348,028 as a result of the sale of the Company's Common Stock to Dr. Martin and has underwritten four tax exempt bond offerings through which the Company has borrowed $20,100,000. It receives a fee equal to 0.125% of the outstanding principal amount of the bonds for bondholder services. Anderson & Strudwick Incorporated received commissions totaling $610,375 from the two bond offerings which closed during the last two years. In addition Anderson & Strudwick Incorporated served as underwriter for the Company's initial public offering of its Common Stock in 1996 for which it received fees of $735,840 and warrants exercisable for 153,300 shares at an exercise price of $9.90 per share, which are subject to a shelf registration statement.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to the Company or its shareholders for monetary damages for the breach of fiduciary duty in such capacity, except that liability is not eliminated (i) for breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for any transaction from which such director received an improper personal benefit. In addition, the Company's bylaws provide generally for indemnification by the Company for all officers, directors, employees or agents to the fullest extent permitted by Delaware law.

    The Company has been advised that insofar as any of the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, it is the opinion of the Securities and Exchange Commission that such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

    The following table presents information concerning the annual and long-term compensation of the executive officers whose salary and bonus were greater than $100,000 in 1996. This table presents compensation for services rendered in all capacities to the Company in 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

NAME AND                                                                                     ALL OTHER
PRINCIPAL POSITION                                       YEAR     SALARY(1)   BONUS(1)    COMPENSATION(2)
-----------------------------------------------------  ---------  ----------  ---------  -----------------
Michael L. Edwards...................................       1996  $  150,000  $  50,727      $   2,889
President and Chief Executive Officer                       1995     150,000         --          1,524
                                                            1994     102,086     20,661          3,000

Frank A. Merendino, Jr...............................       1996      82,500     26,429          6,496
Vice President of Operations                                1995      82,500     16,382            422
                                                            1994      75,000      8,728          1,174

John D. Jessee.......................................       1996      82,500     25,628          7,074
Vice President and Chief Financial Officer                  1995      31,250         --             --
                                                            1994      34,567      7,312             --

------------------------

(1) Amounts include cash compensation earned and received by the named officers as well as amounts deferred under a 401(k) Savings Plan.

(2) Amounts shown include Company contributions to a 401(k) Savings Plan, vehicle allowances and directors' fees.

EMPLOYMENT AGREEMENT

    On May 23, 1996, the Company entered into a ten-year employment agreement with Michael L. Edwards which provides for an annual salary of $155,000. Mr. Edwards will also receive annual bonuses computed on the basis of 10% of the Company's pre-tax earnings on all amounts from $1,000,000 to $1,999,999 and 15% of the Company's pre-tax earnings on all amounts in excess of $2,000,000, provided his bonus for 1996 was $50,000. Payment of this bonus has been deferred. In the event Mr. Edwards' employment is terminated by the Company for any reason other than for cause during the term of the employment agreement, at the election of Mr. Edwards the Company will be obligated to purchase all or a portion of the shares held by him and/or his wife at a price equal to 150% of the market value of the Company's shares on the date of termination. In addition, the Company will be obligated to pay Mr. Edwards in a lump sum all salary amounts payable to Mr. Edwards through the term of the employment agreement plus an additional $2,000,000.

EMPLOYEE BENEFIT PLANS

    The Company sponsors a qualified tax deferred savings plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Employees may defer up to 20% of their compensation, subject to certain limitations. Effective July 1, 1996, the Company matches 100% of permitted employee contributions.

EMPLOYEE STOCK PURCHASE LOANS

    On May 17, 1996, the Board of Directors of the Company approved a plan whereby the Company made available to certain key employees five year interest-free loans for the purpose of purchasing a total of 40,000 shares of the Company's Common Stock at a purchase price of $6.00 per share, which was the fair market value of the shares on that date. In the event an employee who has been given a loan pursuant to this plan terminates his employment with the Company at any time prior to the due date of the loan, the loan is then immediately due and payable, with interest from the date of the loan at prime rate plus 2%, compounded monthly. All certificates for shares issued under this plan to a key employee shall be held by the Company as security until the loan is paid in full. On July 31, 1996, the Company made a loan of $90,000 to Michael
L. and Karen K. Edwards to purchase 15,000 shares and $90,000 to Allan R. Poole II, to purchase 15,000 shares.

KEY MAN INSURANCE

    The Company maintains a key man life insurance policy in the amount of $2,000,000 on the life of Michael L. Edwards. The Company is the beneficiary of this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the number and percentage of shares of Common Stock held beneficially by the owners of more than five percent of the Company's issued and outstanding Common Stock as of June 30, 1997 or by directors or officers of the Company:

NAME AND ADDRESS OF                                                                     AMOUNT OF
BENEFICIAL OWNER                                                                        OWNERSHIP   PERCENT OF CLASS
-------------------------------------------------------------------------------------  -----------  -----------------
Dr. James T. Martin..................................................................     800,058           19.41%
Tupenny House
Tuckerstown, Bermuda

Michael L. and Karen K. Edwards......................................................     746,226(1)         18.10%
200 East Main Street
Abingdon, Virginia 24210

Michael L. Edwards...................................................................       3,600            0.09%
200 East Main Street
Abingdon, Virginia 24210

Frank A. Merendino, Jr. .............................................................      38,742(2)          0.94%
135 Douglas Lane
Bristol, Tennessee 37620

Mark N. Witt.........................................................................     136,316(3)          3.31%
288 Clubhouse Drive
Abingdon, Virginia 24211

John D. Jessee.......................................................................       4,200            0.10%
152 Kennedy Drive
Lebanon, Virginia 24266

Allan R. Poole, II...................................................................      57,000            1.38%
1032 Hanover Court
Kingsport, Tennessee 37660

Peter C. Einselen....................................................................       5,000            0.12%
1 King Street
St. Augustine, Florida 32084

Charles A. Mills, III................................................................       2,000            0.05%
3 Commercial Place, Suite 100
Norfolk Southern Tower
Norfolk, Virginia 23510

Includes all executive officers and directors as a group.............................     993,084           24.09%

------------------------

(1) Includes 363,663 shares which may be issued to Mr. and Mrs. Edwards upon exercise of a warrant.

(2) Includes 8,371 shares which may be issued to Mr. Merendino upon exercise of a warrant.

(3) Includes 127,920 shares which may be issued to Mr. Witt upon exercise of an option. Mr. Witt's option provides that he is entitled to purchase 2% of the Company's outstanding Common Stock on a fully diluted basis.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Offering, the Company will have 5,204,906 shares of Common Stock outstanding (5,504,906 shares if the Underwriters' over-allotment option is exercised in full). The 2,000,000 shares sold in this Offering (2,300,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely transferable without restriction, unless purchased by persons deemed to be "affiliates" of the Company (as that term is defined under the Securities Act). Substantially all of the remaining 3,204,906 shares of Common Stock outstanding immediately following the Offering will be transferable without restriction, except for approximately 1,293,188 shares owned by persons deemed to be affiliates of the Company (as that term is defined under the Securities Act) which will be subject to certain volume restrictions under Rule 144 under the Securities Act. A total of 943,149 shares are issuable upon exercise of warrants at an exercise price of $9.90 per share registered pursuant to a currently effective shelf registration (the "Registered Warrants"). Warrants representing 789,849 shares are exercisable commencing August 3, 1997. Warrants representing 153,300 shares are exercisable on October 4, 1997. An additional 247,920 shares of Common Stock are issuable pursuant to the exercise of options, of which options for 127,920 shares are presently exercisable.

    In general, under Rule 144, as recently amended, a person (or persons whose shares are aggregated) including an affiliate, who has beneficially owned his shares for one year, may sell in the open market within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock (approximately 5,200 shares immediately after this Offering, or 5,500 if the Underwriters' over-allotment option is exercised in full) or (ii) the average weekly trading volume in the Common Stock on the Nasdaq during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on the manner of sale, notice requirements and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is deemed not to have been an "affiliate" of the Company at any time during the 90 days preceding a sale by such person and who has beneficially owned his shares for at least two years, will be able to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or availability of current information referred to above. Restricted shares properly sold in reliance upon Rule 144 are thereafter freely tradable without restrictions or registration under the Securities Act, unless thereafter held by an "affiliate" of the Company.

    The Company's executive officers and directors and certain stockholders of the Company who collectively own an aggregate of 1,293,188 shares of Common Stock have agreed that they will not, directly or indirectly, offer, sell, contract to sell, make a short sale, pledge or otherwise dispose of any shares of Common Stock (or any securities convertible into or exchangeable or exercisable for any other rights to purchase or acquire Common Stock) for a period of 180 days after the date of this Prospectus, without the prior written consent of Ferris, Baker Watts, Incorporated.

    The Company has agreed that for a period of 180 days following the date of this Prospectus it will not, without the prior written consent of Ferris, Baker Watts, Incorporated, directly or indirectly, issue, offer, sell, offer to sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any such issuance, offer, sale, offer of sale, contract of sale, grant of any option to purchase, pledge or other dispostion) any shares of Common Stock or any other equity securities of the Company except for the shares of Common Stock offered hereby and shares issued pursuant to the exercise of options or warrants outstanding on the date hereof.

    After the 180-day period, the shares of Common Stock subject to the restriction will be eligible for sale in the public market.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company has authorized 10,000,000 shares of Common Stock, par value $.001 per share. As of June 30, 1997 there were 3,204,906 shares of Common Stock issued and outstanding. In addition, options and warrants for 1,191,069 shares are currently outstanding. The holders of Common Stock are entitled to one vote per share and to share ratably on a share for share basis with respect to any dividends when, as and if declared by the Board of Directors out of legally available funds. See "Dividend Policy." Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to share ratably, after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights, except those rights granted to certain option and warrant holders, and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock offered hereby will be, fully paid and nonassessable.

SHAREHOLDERS' AGREEMENT AND VOTING TRUST

    A Shareholders' Agreement and Voting Trust (the "Voting Trust Agreement") was entered into effective May 31, 1996, by the Company, Michael L. Edwards, Karen K. Edwards and Dr. James T. Martin. Simultaneous with the execution of his subscription for 800,058 shares of the Company's Common Stock, Dr. Martin executed the Voting Trust Agreement providing for the delivery of his shares along with those of Mr. and Ms. Edwards to Mr. Edwards as trustee for a period of five years from the date of assignment. The Voting Trust Agreement provides that Mr. Edwards as trustee must vote the shares at all meetings of the Company's shareholders in favor of the election of two nominees to the Board of Directors selected by Dr. Martin and three nominees to the Board of Directors selected by Mr. Edwards. The withdrawal of the Common Stock pursuant to the Voting Trust Agreement may only be accomplished by unanimous agreement of the parties. The beneficial ownership of the shares underlying the Voting Trust Agreement is assignable. Dividends payable on the underlying shares are distributable by the trustee to the shareholders. If Dr. Martin decides to sell 5% or more of the outstanding shares of the Company held by him to a third party, he must first give notice to the Company and offer the Company the right to purchase the shares pursuant to a right of first refusal. If a purchaser acquires 10% or more of the shares held by Dr. Martin, such purchaser must become a party to the Voting Trust Agreement.

PREFERRED STOCK

    The Company has authorized 2,000 shares of Preferred Stock, no par value, none of which is issued and outstanding.

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND DELAWARE LAW

    The Company's Amended and Restated Certificate of Incorporation (the "Certificate") contains certain provisions that may have the effect of delaying, deferring or preventing a change of control of the Company. Specifically, the Certificate provides that to effect: (i) any amendment to the Certificate or the bylaws; (ii) a merger, dissolution, reorganization (including by share exchange) or recapitalization of the Company; or (iii) a sale of all or substantially all of the assets of the Company, the stockholders of the Company must approve the transaction by an affirmative vote of the holders of 75% of the Company's capital stock entitled to vote thereon. This increases the percentage that would otherwise be required under Delaware law to approve such actions, and thus may make it more difficult to effect a takeover of the Company. Further, the Company's by laws provides that members of the Company's Board of Directors are elected to terms that are staggered.

    The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years after that person became an interested shareholder, unless: (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested shareholder.

    Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested shareholder; (ii) any sale, transfer, pledge or other disposition involving the interested shareholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder (except proportionately as a shareholder); (iv) any transaction involving the corporation which has the effect of materially increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or (v) the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is First Union National Bank of North Carolina, Charlotte, North Carolina.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Underwriting Agreement"), the Company has agreed to sell the number of shares of Common Stock to Ferris, Baker Watts, Incorporated (the "Underwriter"), and the Underwriter has agreed to purchase the aggregate number of shares of Common Stock set forth opposite its name below.

UNDERWRITER                                                                  NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Ferris, Baker Watts, Incorporated..........................................

                                                                             -----------------
  Total....................................................................       2,000,000
                                                                             -----------------
                                                                             -----------------

    The nature of the Underwriter's obligations under the Underwriting Agreement is such that all shares of Common Stock offered hereby, excluding shares covered by the over-allotment option granted to the Underwriter, must be purchased if any are purchased. The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions.

    The Company has been advised by the Underwriter that the Underwriter proposes to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such public offering price less a selling concession not in excess of
$       per share. The Underwriter may allow, and such dealers may reallow, a
concession not in excess of $         per share to certain other underwriters or
to certain other brokers or dealers.

    The Company has granted the Underwriter an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 300,000 shares of Common Stock to cover over- allotments, at the same price per share to be paid by the Underwriter for the other shares offered hereby. The Underwriter may purchase such shares only to cover over-allotments, if any, in connection with the Offering made hereby.

    The executive officers, directors and certain stockholders of the Company have agreed that they will not offer, sell, contract to sell or grant an option to purchase or otherwise dispose of any shares of Common Stock, options to acquire shares of Common Stock or any securities exercisable for or convertible into Common Stock owned by them, in the open market, for a period of 180 days from the date of this Prospectus, without the prior written consent of the Underwriter. The Company has agreed not to offer, sell or issue any shares of Common Stock, options to acquire Common Stock or securities exercisable for or convertible into shares of Common Stock for a period of 180 days after the date of this Prospectus, without the prior written consent of the Underwriter, except that the Company may issue securities upon the exercise of all outstanding stock options and warrants.

    The Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, which may arise out of or be based upon any untrue statement or alleged untrue statement of any material fact made by the indemnifying party and contained in this Prospectus, the Registration Statement, any supplement or amendment thereto, or any documents filed with state securities authorities, or any omission or alleged omission of the indemnifying party to state a material fact required to be stated in any such document or required to make the statements in any such document, in light of the circumstances in which they are made, not misleading.

    The Underwriter intends to make a market in the securities of the Company, as permitted by applicable laws and regulations. The Underwriter, however, is not obligated to make a market in such securities and any such market making may be discontinued at any time at the sole discretion of the Underwriter.

    The Underwriter has informed the Company that it does not intend to confirm any sales to accounts over which they exercise discretionary authority.

    The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to one percent of the gross offering proceeds.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Bright & Barnes, a Professional Corporation, Oklahoma City, Oklahoma. Venable, Baetjer, Howard & Civiletti LLP, Washington, D.C. has acted as counsel for the Underwriter with respect to certain legal matters relating to the Common Stock offered hereby.

                                    EXPERTS

    The financial statements of the Company, and the financial statements of Virginia Gas Storage Company and Virginia Gas Distribution Company, as of December 31, 1996, and for each of the two years in the period then ended, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 OTHER MATTERS

    In January 1996 the Company retained Arthur Andersen LLP as its independent public accountants. Another auditor had served in this capacity since 1992. There were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures at the time of the change or with respect to the Company's financial statements which, if not resolved to the former auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The former auditors' reports did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. Prior to retaining Arthur Andersen LLP, the Company had not consulted with Arthur Andersen LLP regarding accounting principles.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports, proxy and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the public reference facilities maintained by the commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the Nasdaq National Market. Documents filed by the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form SB-2 under the Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Public Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and copies of all or any part of the Registration Statement may be obtained from such offices or by mail from the Public Reference Section of the Commission at its principal office upon the payment of the fees prescribed by the Commission.

    The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                    GLOSSARY

    BCF.  Billion cubic feet.

    BLOW-OUT. A sudden, violent expulsion of oil, gas, and mud (and sometimes water) from a drilling well, followed by an uncontrolled flow from the well. It occurs when high pressure gas is encountered in the hole and sufficient precautions have not been taken.

    BTU. British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

    CASING. Heavy steel pipe used to seal off fluids from the hole or to keep the hole from caving in. There may be several strings of casing, one inside the other, in a single well.

    DELIVERABILITY. The amount of natural gas that a pipeline or producer is able to deliver, limited either by terms of its supply contracts or its own plant capacity.

    DTH. One decatherm. One decatherm is equal to one million British thermal units (10 therms).

    GATHERING SYSTEMS. Pipelines and other equipment, including regulators, compressors, dehydrators and associated equipment, needed to transport natural gas from the wells to the transmission pipeline.

    GROSS. A Gross number includes all acreage or wells in which the Company owns an interest.

    INJECTION. The introduction of gas under high pressure into a geological formation.

    MMBTU.  One million British thermal units.

    MBTU.  One thousand British thermal units.

    MCF.  One thousand cubic feet.

    MMCF.  One million cubic feet.

    NET. A Net number is the Gross number multiplied by the percentage interest which the Company has in acreage or in wells.

    PRESENT VALUE. When used with respect to gas reserves, present value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of December 31, 1996, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

    PROVED DEVELOPED RESERVES. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

    PROVED RESERVES. The estimated quantities of natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

    PSI.  Pounds per square inch.

    SERVICE. The amount of gas necessary to fulfill customer supply contract quantities for the periods indicated if the customer withdraws all contracted gas at full contract amounts.

    THERM.  One hundred thousand British thermal units.

    WORKING GAS. The portion of the storage volume that can be removed from a storage reservoir for deliveries and still maintain pressure sufficient to meet design deliverability.

    WORKING INTEREST. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

The map on the inside back cover highlights the two counties, Buchanan and Russell, in southwestern Virginia, in which the Distribution Affiliate is certificated to provide service by the VSCC and the two adjacent counties, Tazewell and Dickensen, as to which the Distribution Affiliate has applied for such certification. The map depicts: (i) the Company's natural gas gathering systems located in Dickenson and Buchanan counties; (ii) Triangles depict the Company's natural gas compression facilities located in Dickenson, Buchanan and Washington counties; (iii) the interstate pipelines located in the Company's area of operations; (iv) the Company's and its affiliates natural gas storage facilities; and (v) other companies' pipelines in relation to the Company's.

                                     [MAP]

                              FINANCIAL STATEMENTS
                                     INDEX

                                                                                                               PAGE
                                                                                                             ---------
VIRGINIA GAS COMPANY AND SUBSIDIARIES

  Report of Independent Public Accountants.................................................................        F-2
  Consolidated Balance Sheets..............................................................................        F-3
  Consolidated Statements of Income........................................................................        F-4
  Consolidated Statements of Changes in Stockholders' Equity...............................................        F-5
  Consolidated Statements of Cash Flows....................................................................        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7

VIRGINIA GAS STORAGE COMPANY

  Report of Independent Public Accountants.................................................................       F-24
  Balance Sheets...........................................................................................       F-25
  Statements of Income.....................................................................................       F-26
  Statements of Changes in Stockholders' Equity............................................................       F-27
  Statements of Cash Flows.................................................................................       F-28
  Notes to Financial Statements............................................................................       F-29

VIRGINIA GAS DISTRIBUTION COMPANY

  Report of Independent Public Accountants.................................................................       F-37
  Balance Sheets...........................................................................................       F-38
  Statements of Income.....................................................................................       F-39
  Statements of Changes in Stockholders' Equity............................................................       F-40
  Statements of Cash Flows.................................................................................       F-41
  Notes to Financial Statements............................................................................       F-42

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Virginia Gas Company:

We have audited the accompanying consolidated balance sheet of Virginia Gas Company and Subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Gas Company and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Richmond, Virginia
March 7, 1997

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
    Cash...........................................................................  $   1,526,050  $   1,652,838
    Accounts receivable............................................................      1,659,113      1,073,276
    Notes receivable...............................................................        118,779        114,556
    Other current assets...........................................................        232,689        134,862
                                                                                     -------------  -------------
            Total current assets...................................................      3,536,631      2,975,532
PROPERTY AND EQUIPMENT, NET........................................................     19,162,628     16,343,480
INVESTMENT IN AFFILIATED COMPANIES.................................................      4,374,221      4,243,020
NOTES RECEIVABLE--AFFILIATED COMPANIES.............................................     12,956,871      9,371,062
OTHER ASSETS.......................................................................      1,385,805        577,309
                                                                                     -------------  -------------
            Total assets...........................................................  $  41,416,156  $  33,510,403
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Notes payable..................................................................  $   1,250,000  $     250,000
    Current portion of long-term debt..............................................        748,576      1,244,490
    Accounts payable...............................................................      1,582,564      1,197,555
    Funds held for future distribution.............................................        304,388        544,475
    Other current liabilities......................................................        170,452        168,709
                                                                                     -------------  -------------
            Total current liabilities..............................................      4,055,980      3,405,229
LONG-TERM DEBT.....................................................................     21,136,694     12,137,729
DEFERRED INCOME TAXES..............................................................        729,007        629,914
                                                                                     -------------  -------------
            Total liabilities......................................................     25,921,681     16,172,872
                                                                                     -------------  -------------
STOCKHOLDERS' EQUITY:
    Preferred stock--No par, 2,000 shares authorized, issued and outstanding as of
      December 31, 1996............................................................       --            1,725,000
    Common stock--par value $.001, 10,000,000 shares authorized, 3,204,906
      (unaudited) and 3,150,744 shares issued and outstanding as of June 30, 1997
      and December 31, 1996, respectively..........................................          3,205          3,151
    Additional paid-in capital.....................................................     13,751,471     14,152,137
    Retained earnings..............................................................      1,739,799      1,457,243
                                                                                     -------------  -------------
            Total stockholders' equity.............................................     15,494,475     17,337,531
                                                                                     -------------  -------------
            Total liabilities and stockholders' equity.............................  $  41,416,156  $  33,510,403
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    The accompanying notes are an integral part of these consolidated balance sheets.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                      FOR THE SIX MONTHS        FOR THE YEARS ENDED
                                                                        ENDED JUNE 30               DECEMBER 31
                                                                   ------------------------  --------------------------
                                                                       1997         1996         1996          1995
                                                                   ------------  ----------  ------------  ------------

                                                                         (UNAUDITED)
REVENUE:
  Operating revenue..............................................  $  3,500,537  $  545,145  $  1,772,970  $  1,493,813
  Interest and other income......................................       570,413     433,763       996,748       529,597
                                                                   ------------  ----------  ------------  ------------
                                                                      4,070,950     978,908     2,769,718     2,023,410
                                                                   ------------  ----------  ------------  ------------
EXPENSES:
  Production expenses............................................       100,665      43,445       105,910        65,029
  Purchased gas expense..........................................        66,113      --            28,537       --
  Operation and maintenance expense..............................       229,203      --           173,445       --
  Cost of natural gas sold.......................................     1,635,003      --           --            --
  Depreciation, depletion, and amortization......................       373,590     129,047       387,116       305,216
  General and administrative.....................................       447,430     303,087       645,673       708,191
                                                                   ------------  ----------  ------------  ------------
                                                                      2,852,004     475,579     1,340,681     1,078,436
                                                                   ------------  ----------  ------------  ------------
OTHER EXPENSE:
  Interest.......................................................       717,155     520,824     1,006,800       673,251
  Other..........................................................        68,039       1,146         2,771         2,752
                                                                   ------------  ----------  ------------  ------------
                                                                        785,194     521,970     1,009,571       676,003
                                                                   ------------  ----------  ------------  ------------
INCOME (LOSS) BEFORE EARNINGS OF AFFILIATED COMPANIES AND INCOME
  TAXES..........................................................       433,752     (18,641)      419,466       268,971
EQUITY IN EARNINGS OF AFFILIATED COMPANIES.......................       131,201     207,942       339,927       267,484
                                                                   ------------  ----------  ------------  ------------
INCOME BEFORE INCOME TAXES.......................................       564,953     189,301       759,393       536,455
PROVISION (BENEFIT) FOR INCOME TAXES.............................       137,883     (17,543)      151,827        62,581
                                                                   ------------  ----------  ------------  ------------
NET INCOME.......................................................  $    427,070  $  206,844  $    607,566  $    473,874
                                                                   ------------  ----------  ------------  ------------
                                                                   ------------  ----------  ------------  ------------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS......................  $    370,015  $   76,844  $    347,566  $    428,374
                                                                   ------------  ----------  ------------  ------------
                                                                   ------------  ----------  ------------  ------------
NET INCOME PER COMMON SHARE......................................  $       0.12  $     0.07  $       0.21  $       0.62
                                                                   ------------  ----------  ------------  ------------
                                                                   ------------  ----------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                  ADDITIONAL
                                                    PREFERRED                      PAID-IN
                                                      STOCK      COMMON STOCK      CAPITAL      RETAINED EARNINGS
                                                   -----------  --------------  --------------  -----------------
BALANCE, December 31, 1994.......................  $   --        $  1,792,741    $    --          $     925,239
  Issuance of 124,316 shares of common stock
    pursuant to stock option agreements..........      --             496,000         --               --
  Issuance of 2,000 shares of preferred stock and
    warrants covering 54,163 shares of common
    stock........................................    1,725,000        --              275,000          --
  Net income.....................................      --             --              --                473,874
  Preferred stock dividends paid.................      --             --              --                (45,500)
  Common stock dividends paid....................      --             --              --               (212,430)
                                                   -----------  --------------  --------------  -----------------
BALANCE, December 31, 1995.......................    1,725,000      2,288,741         275,000         1,141,183
  Issuance of 800,058 shares of common stock.....      --           4,401,317         --               --
  Issuance of 42,000 shares of common stock......      --                  42         251,958          --
  Issuance of 40,000 shares of common stock to
    officers and employees, net of notes
    receivable of $240,000.......................      --                  40         --               --
  Issuance of 1,533,000 shares of common stock...      --               1,533       7,911,657          --
  Payment for cancellation of warrant and
    options......................................      --             --             (975,000)         --
  Net income.....................................      --             --              --                607,566
  Preferred stock dividends paid.................      --             --              --               (260,000)
  Common stock dividends paid....................      --             --              --                (31,506)
  Change from no par to $.001 par value of common
    stock........................................      --          (6,688,522)      6,688,522          --
                                                   -----------  --------------  --------------  -----------------
BALANCE, December 31, 1996.......................    1,725,000          3,151      14,152,137         1,457,243
  Preferred stock dividends paid (unaudited).....      --             --              --                (57,055)
  Common stock dividends paid (unaudited)........      --             --              --                (87,459)
  Net income (unaudited).........................      --             --              --                427,070
  Costs related to stock issuance (unaudited)....      --             --             (125,666)         --
  Issuance of 54,162 shares of common stock
    pursuant to exercise of warrant
    (unaudited)..................................      --                  54         --               --
  Redemption of 2,000 shares of preferred stock
    (unaudited)..................................   (1,725,000)       --             (275,000)         --
                                                   -----------  --------------  --------------  -----------------
BALANCE, June 30, 1997
  (unaudited)....................................  $   --        $      3,205    $ 13,751,471     $   1,739,799
                                                   -----------  --------------  --------------  -----------------
                                                   -----------  --------------  --------------  -----------------

  The accompanying notes are an integral part of these consolidated financial statements.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE SIX MONTHS         FOR THE YEARS ENDED
                                                                 ENDED JUNE 30                DECEMBER 31
                                                           --------------------------  --------------------------
                                                               1997          1996          1996          1995
                                                           ------------  ------------  ------------  ------------

                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................................  $    427,070  $    206,844  $    607,566  $    473,874
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation, depletion, and amortization............       373,590       129,047       387,116       305,216
    Undistributed earnings of affiliated companies.......      (131,201)     (207,942)     (339,927)     (267,484)
    Deferred income taxes................................        99,093        (9,450)      141,596        27,693
    (Increase) decrease in accounts receivable...........      (585,837)      392,754      (180,903)     (322,611)
    (Increase) decrease in other current assets..........       (97,828)       94,754        66,720       (90,136)
    Decrease in other assets.............................        84,342         6,438        20,477        78,359
    Increase (decrease) in notes payable.................     1,000,000      (332,212)     (332,212)      582,212
    Increase (decrease) in accounts payable..............       385,009      (850,758)     (978,177)    1,692,954
    (Decrease) increase in current liabilities...........      (238,344)      107,108       190,145        (4,119)
                                                           ------------  ------------  ------------  ------------
      Net cash provided by (used in) operating
        activities.......................................     1,315,894      (463,417)     (417,599)    2,475,958
                                                           ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................................    (3,149,551)   (2,581,313)   (9,803,768)   (1,314,286)
  Issuance of notes receivable, net......................    (3,650,000)      --            --         (3,721,911)
  Payments received on notes receivable..................        59,968        62,874       128,221        16,838
  Investment in joint venture............................       --            --            --         (1,016,682)
                                                           ------------  ------------  ------------  ------------
    Net cash used in investing activities................    (6,739,583)   (2,518,439)   (9,675,547)   (6,036,041)
                                                           ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of loan principal..............................    (1,214,222)   (2,062,281)   (2,731,952)     (181,222)
  Proceeds from new loans................................     9,690,632     1,042,732     1,100,000     3,750,000
  Redemption of preferred stock..........................    (2,000,000)      --            --            --
  Proceeds from issuance of common stock, net............      (125,666)    4,401,317    12,566,547       496,000
  Proceeds from issuance of preferred stock, net.........       --            --            --          1,220,000
  Purchase of warrants and options.......................       --            --           (975,000)      --
  Payment of debt issuance costs.........................      (350,579)     (174,663)      (54,719)     (382,399)
  Establishment of financing reserve funds...............      (558,750)      --            --            (46,244)
  Dividends paid.........................................      (144,514)     (130,000)     (291,506)     (257,930)
                                                           ------------  ------------  ------------  ------------
    Net cash provided by financing activities............     5,296,901     3,077,105     9,613,370     4,598,205
                                                           ------------  ------------  ------------  ------------
NET (DECREASE) INCREASE IN CASH..........................      (126,788)       95,249      (479,776)    1,038,122
CASH, beginning of period................................     1,652,838     2,132,614     2,132,614     1,094,492
                                                           ------------  ------------  ------------  ------------
CASH, end of period......................................  $  1,526,050  $  2,227,863  $  1,652,838  $  2,132,614
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURE:
  Interest paid..........................................  $    950,864  $    684,966  $  1,282,705  $    656,833
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
  Income taxes paid......................................  $     11,158  $      8,658  $     26,158  $     95,830
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. DESCRIPTION OF OPERATIONS:

    Virginia Gas Company (the "Company") was organized in 1987 under the laws of the state of Delaware. The Company, directly or through affiliated companies, is primarily engaged in the exploration, production, marketing, gathering, storage, and distribution of natural gas, and distribution of propane gas, principally in the southwestern counties of the Commonwealth of Virginia.

    The Company's operations are subject to certain risks and uncertainties including, among others, the adequacy of future financing, the need for additional capital, dependence on major customers, and current and potential competitors with greater financial and marketing resources.

INTERIM FINANCIAL INFORMATION

    The unaudited financial statements as of June 30, 1997, and for the six months ended June 30, 1997 and 1996, include, in the opinion of management, all adjustments (that are normal and recurring in nature) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the six months ended June 30, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements for 1996 include the accounts of three wholly owned subsidiaries. The consolidated financial statements for 1995 include the accounts of one wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

INVESTMENT IN AFFILIATED COMPANIES

    The Company's investments in affiliated companies are accounted for using the equity method. Investments carried at equity and the percentage interest owned consist of Virginia Gas Storage Company (50 percent) and Virginia Gas Distribution Company (50 percent).

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Combined financial information as of December 31, 1996, and for the years ended December 31, 1996 and 1995, and as of June 30, 1997, and for the six months ended June 30, 1997 and 1996 (unaudited), for investments in affiliated companies accounted for by the equity method is as follows.

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
Current assets.....................................................................  $   1,951,459  $   2,386,057
Property and equipment, net........................................................     20,327,578     16,079,543
Other assets.......................................................................      6,424,628      4,917,958
                                                                                     -------------  -------------
                                                                                     $  28,703,665  $  23,383,558
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Current liabilities................................................................  $   3,343,700  $   2,941,557
Long-term debt payable to:
  Affiliated companies.............................................................     15,964,990     11,390,406
  Third parties....................................................................          9,617         13,870
Other liabilities..................................................................        636,917        551,686
Stockholders' equity...............................................................      8,748,441      8,486,039
                                                                                     -------------  -------------
                                                                                     $  28,703,665  $  23,383,558
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                                               FOR THE SIX MONTHS         FOR THE YEARS ENDED
                                                                    JUNE 30                   DECEMBER 31
                                                           --------------------------  --------------------------
                                                               1997          1996          1996          1995
                                                           ------------  ------------  ------------  ------------

                                                                  (UNAUDITED)
Revenues.................................................  $  2,855,579  $  2,557,186  $  5,008,509  $  3,498,236
Income before income taxes...............................       397,581       630,125     1,030,079       821,876
Net income...............................................       262,402       415,884       679,853       534,968

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes natural gas sales and transmission revenues upon delivery of natural gas to the common pipeline carrier.

    In January 1997, the Company's wholly owned subsidiary, Virginia Gas Marketing Company, began marketing natural gas services. These services include the marketing of natural gas and are later expected to include natural gas storage services. The initial source of natural gas supply will be provided by Company -operated wells and initial future storage services will be provided by facilities operated by the Company and/or its affiliated companies. Revenues attributable to the marketing operations totaled $1.8 million for the six months ended June 30, 1997.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    During the year ended December 31, 1995, the Company and Virginia Gas Storage Company revised their method of recording certain revenue. Prior to 1995, recognition of production and transmission revenues was deferred for three months after the actual production and transmission of natural gas had occurred, primarily to match the recognition of revenues with the period these revenues were distributed to working interest parties and royalty owners. The policy revision to record revenues on a current basis reflects the companies' ability to estimate net revenues on a current basis. This change is reflected on a prospective basis beginning in January 1995 and results in 15 months of production and transmission revenues being recognized in 1995. The effect of this change was to increase revenue and net income by $176,000 and $131,000, respectively, for the year ended December 31, 1995.

INCOME PER COMMON SHARE

    Income per common share is computed using the weighted-average shares of common stock and dilutive common stock equivalents (options and warrants) outstanding during the respective periods. Net income available to common stockholders is net income less dividends on preferred stock. The number of weighted-average shares used in calculating income per common share was 1,637,576 and 695,669 for the years ended December 31, 1996 and 1995, and 3,201,350 (unaudited) and 1,034,873 (unaudited) for the six months ended June 30, 1997 and 1996, respectively, after retroactive effect of 103.1667 per share stock split, as discussed in Note 9.

PROPERTY AND EQUIPMENT

    The Company follows the successful efforts method of accounting for its natural gas exploration activities. Under this method, geological and geophysical costs and costs of carrying and retaining undeveloped properties are expensed when incurred. All direct and certain indirect costs relating to property acquisition, successful exploratory wells, development costs, and support equipment and facilities are capitalized as the properties are obtained or the facilities are placed into service. Costs of exploratory wells are charged to expense if it is determined that proven reserves are not found.

    Unproved gas properties that are individually significant are periodically assessed for impairment of value, with losses recognized at the time of impairment. The Company provides for depreciation, depletion, and amortization of its investment in producing gas properties on a units-of-production method. The remaining property and equipment is depreciated using the straight-line method over estimated useful lives, ranging from 5 to 30 years. Maintenance and repairs are charged to expense as incurred. Improvements and betterments are capitalized.

CAPITALIZED INTEREST

    The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Interest capitalized totaled $290,398 and $92,851 for the years ended December 31, 1996 and 1995, respectively. Interest capitalized totaled $169,862 (unaudited) and $161,711 (unaudited) for the six months ended June 30, 1997 and 1996, respectively.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
OTHER ASSETS

    In conjunction with the 1997 issuance of the Russell County, the 1995 issuance of the Buchanan County and the 1994 issuance of the Russell County and Buchanan County, Virginia, Natural Gas Facilities Revenue Bonds by the Industrial Development Authorities of the respective counties, reserve funds have been established by the trustee for each issuance. Amounts in the reserve funds will be used to make payments of principal and interest, whether at maturity, by acceleration, call for redemption, or otherwise, where trust funds accumulated by scheduled Company payments are insufficient to satisfy bond requirements. Such amounts are invested in debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies. The Company records these investments at cost and recognizes related interest as earned. The carrying value of investments approximates market value.

    Costs incurred in conjunction with financing transactions are amortized on a basis that approximates the effective interest method.

FUNDS HELD FOR FUTURE DISTRIBUTION

    Revenues are collected by the Company as operator and marketer of the gas sold on behalf of the working interest parties and held for final distribution to them and to landowners. Until these funds are distributed, they are recorded as funds held for future distribution.

INCOME TAXES

    Income taxes are accounted for using the asset-and-liability method. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

RECLASSIFICATIONS

    Certain reclassifications have been made in the 1995 balances to conform with the 1996 presentation.

3. ACCOUNTS RECEIVABLE:

                                                                     JUNE 30,    DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
                                                                   (UNAUDITED)
Trade receivables................................................  $    428,182   $  451,436
Lease operating expenses receivable..............................       138,089      145,528
Joint-interest receivables.......................................        64,098       64,098
Due from affiliated companies....................................     1,028,744      412,214
                                                                   ------------  ------------
                                                                   $  1,659,113   $1,073,276
                                                                   ------------  ------------
                                                                   ------------  ------------

    The majority of the Company's accounts receivable are due from companies predominately involved in the marketing and distribution of oil and gas products.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

4. NOTES RECEIVABLE--AFFILIATED COMPANIES:

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
Note receivable from Virginia Gas Distribution Company; interest receivable at
  9.5%; principal payable in maturities of $110,000 to $447,000 from 2002 to
  2017.............................................................................  $   3,650,000  $    --
Note receivable from Virginia Gas Distribution Company; interest receivable at 9%;
  principal payable in maturities of $4,000 to $263,000 from 1999 to 2020..........      2,879,214      2,879,214
Note receivable from Virginia Gas Storage Company; interest receivable at 8.88%;
  principal payable in maturities of $12,000 to $241,000 from 1995 to 2017.........      2,534,342      2,567,837
Note receivable from Virginia Gas Distribution Company; interest receivable at
  7.35%; principal payable in maturities of $17,000 to $97,000 from 1996 to 2023...      1,276,560      1,284,833
Note receivable from Virginia Gas Storage Company; interest receivable at 7.35%;
  principal payable in maturities of $13,000 to $77,000 from 1996 to 2023..........      1,012,021      1,018,580
Note receivable from Virginia Gas Distribution Company; interest receivable at
  8.88%; principal payable in maturities of $4,000 to $84,000 from 1995 to 2017....        880,816        892,457
Note receivable from Virginia Gas Storage Company; interest receivable at 9%;
  principal payable in maturities of $1,000 to $77,000 from 1999 to 2020...........        842,697        842,697
                                                                                     -------------  -------------
                                                                                        13,075,650      9,485,618
Less--Current portion..............................................................       (118,779)      (114,556)
                                                                                     -------------  -------------
                                                                                     $  12,956,871  $   9,371,062
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

5. PROPERTY AND EQUIPMENT:

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
    Storage properties.............................................................  $  12,979,435  $   9,226,332
    Pipelines......................................................................      1,050,139      1,039,035
    Producing properties...........................................................      2,499,105      2,494,370
    Propane facilities.............................................................      1,186,300        165,756
    Wells, pipelines, and storage properties in progress...........................      2,235,350      3,973,172
    Vehicles.......................................................................        282,921        217,955
    Building and improvements......................................................        182,029        150,898
    Office equipment...............................................................        250,116        221,685
    Well and pipeline equipment....................................................         32,093         32,093
                                                                                     -------------  -------------
                                                                                        20,697,488     17,521,296
    Less--Accumulated depreciation, depletion, and amortization....................     (1,534,860)    (1,177,816)
                                                                                     -------------  -------------
                                                                                     $  19,162,628  $  16,343,480
                                                                                     -------------  -------------
                                                                                     -------------  -------------

6. OTHER ASSETS:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
    Deferred financing costs.........................................................  $    700,737   $  455,350
    Restricted cash and investments- reserve funds...................................       670,269      116,809
    Other............................................................................        14,799        5,150
                                                                                       ------------  ------------
                                                                                       $  1,385,805   $  577,309
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

7. LONG-TERM DEBT:

                                                                   JUNE 30,     DECEMBER 31,
                                                                     1997           1996
                                                                 -------------  -------------
                                                                  (UNAUDITED)
Note payable to the Industrial Development Authority of Russell
  County, Virginia; interest payable monthly at 9.5%, beginning in March 1997; principal payable in maturities of $275,000 to
  $1,115,000 from 2002 to 2017.................................  $   9,100,000  $    --
Note payable to the Industrial Development Authority of
  Buchanan County, Virginia; interest payable monthly at 9%, beginning in February 1996; principal payable in maturities
  of $5,000 to $342,000 from 1999 to 2020......................      3,750,000      3,750,000
Note payable to the Industrial Development Authority of
  Buchanan County, Virginia; interest payable monthly at an
  effective rate of 8.88%, beginning in December 1994;
  principal payable in maturities of $20,000 to $386,000 from
  1995 to 2017.................................................      4,056,389      4,110,000
Note payable to the Industrial Development Authority of Russell
  County, Virginia; interest payable monthly at an effective rate of 7.35%, beginning in February 1994; principal payable
  in maturities of $35,000 to $205,000 from 1996 to 2023.......      2,700,417      2,717,917
Note payable to Tenneco Energy Resources Corporation; interest at Morgan Guaranty prime rate plus 3%; payable in quarterly
  installments of principal plus interest through 1997.........       --              975,000
Note payable with interest at 7%; payable in monthly
  installments of principal and interest of $1,099; maturing in
  February 1999, with a final payment of $95,336 secured by an
  asset with a book value of $147,862 as of June 30, 1997......        104,443        107,283
Note payable with interest at 9%; interest payable in
  semiannual installments, maturing October 2024...............       --              100,000
Notes payable with interest at prime plus 2%; payable in
  quarterly installments of principal and interest beginning
  July 1997....................................................        590,631       --
Note payable to the Industrial Development Authority of
  Washington County, Virginia with interest at 9.25%; payable in monthly installments of principal and interest of $2,872 through October 1999; secured by an asset with a book value
  of $101,142 as of June 30, 1997..............................         72,093         85,626
Note payable to Virginia Gas Distribution Company;

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

7. LONG-TERM DEBT: (CONTINUED)

                                                                   JUNE 30,     DECEMBER 31,
                                                                     1997           1996
                                                                 -------------  -------------
                                                                  (UNAUDITED)
  interest payable at 9%; principal payable in maturities of
  $1,000 to $91,000 from 1999 to 2020..........................        965,000      1,000,000
Note payable to Virginia Gas Distribution Company; interest
  payable at 7.35%; principal payable in maturities of $5,000
  to $30,000 from 1996 to 2023.................................        392,788        395,333
Note payable to Virginia Gas Storage Company; interest payable
  at 8%; balance due December 1997.............................         70,000         70,000
Notes payable through 2001 with interest from 8.95% to 10.75%;
  secured by assets with a book value of $96,366 as of June 30,
  1997.........................................................         83,509         71,060
                                                                 -------------  -------------
                                                                    21,885,270     13,382,219
Less--Current portion..........................................       (748,576)    (1,244,490)
                                                                 -------------  -------------
Long-term debt.................................................  $  21,136,694  $  12,137,729
                                                                 -------------  -------------
                                                                 -------------  -------------

    In February 1997, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Subordinated Natural Gas Facilities Revenue Bonds Series 1997 with principal of $9,100,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Russell County Authority. A portion of the proceeds was loaned to an affiliated company and is being used to construct a natural gas distribution facility in and around the town of Lebanon, Virginia, and for related storage and pipeline facilities.

    In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Buchanan County Authority. A portion of the proceeds was loaned to affiliated companies and are being used to extend existing natural gas distribution facilities in and around the town of Grundy, Virginia, and for related supporting pipeline gathering and storage facilities.

    In January 1994, the Russell County Authority issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Russell County Authority. The proceeds were loaned by the Company to affiliated companies to construct a natural gas distribution facility in and around the town of Castlewood, Virginia, and for related supporting exploration and production, pipeline and storage facilities in the amount of $2,630,000 and to retire $370,000 of long-term debt.

    In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Buchanan County Authority. The bonds were also issued in parity with the Russell County Bonds discussed above. A portion of the proceeds was loaned to affiliated companies and are being used to construct a natural gas distribution facility in an around the town of Grundy, Virginia, and for related supporting exploration and production, pipeline, and storage facilities.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

7. LONG-TERM DEBT: (CONTINUED)
    On February 29, 1996, the Company purchased the interest of its joint venture partner in the development of the Saltville, Virginia, natural gas storage facility. The purchase price of the interest was $2,225,000, with consideration consisting of a $500,000 payment in March 1996 and the issuance of a promissory note for $1,725,000. Interest accrues at the Morgan Guaranty prime rate plus 3 percent. Quarterly installments of principal and interest were made during 1996. In December 1996 the Company, in accordance with terms of the Transfer Agreement and after providing adequate security to the lender, elected to pay the remaining principal in quarterly installments of principal and interest through 1997. The former joint venture partner retains the option to jointly develop with the Company on a 50-50 percent basis any additional storage caverns on the Saltville property.

    As of December 31, 1996, principal payments on long-term debt for the next five years are as follows:

1997............................................................  $1,244,490
1998............................................................    202,867
1999............................................................    356,189
2000............................................................    187,355
2001............................................................    256,345

    Based upon the borrowing rates currently available to the Company for loans with similar terms and remaining maturities, the approximate fair value of long-term debt at December 31, 1996, is approximately $12,972,000 and at June 30, 1997 is approximately $20,932,000 (unaudited).

8. STOCKHOLDERS' EQUITY:

    References to the common stock of the Company in these financial statements and in the accompanying notes reflect retroactive application of an increase in the number of authorized shares from 20,000 to 10,000,000 and a 103.1667 per share stock split, effected June 1996, by the shareholders of the Company. In conjunction with the stock split, the shareholders also implemented a super majority provision requiring the vote of 75 percent of the issued and outstanding shares entitled to vote on any matters involving an amendment to the certificate of incorporation or the bylaws; the merger, dissolution, reorganization, or recapitalization of the Company; or the sale of all or substantially all of the assets of the Company.

    In October 1996, the Company completed an initial public offering of its common stock. The offering resulted in the issuance of an additional 1,533,000 common shares of the Company at $6 per share. In connection with the offering, the Company granted warrants to the underwriter to purchase, on a post-offering basis, 153,300 shares of the Company's common stock at a purchase price equal to 165 percent of the public offering price, or $9.90 per share.

    In September 1995, the Company issued for $2,000,000 cash consideration 2,000 shares of its Series A nonvoting preferred stock and warrants to purchase common stock equal to 6 percent of the then outstanding common stock of the Company (increasing 1 percent per year until September 29, 2000, and an additional 10 percent per year thereafter through September 29, 2003, if the preferred stock is not redeemed before then) all to one investment corporation. The Company can redeem the preferred stock at any time with five days' notice to the holder. The agreement under which the preferred stock and warrants were sold contains a number of covenants, including requiring the preferred stock purchaser's consent to certain transactions outside the ordinary course of business, environmental compliance, and compliance

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

8. STOCKHOLDERS' EQUITY: (CONTINUED)
with covenants of other loan obligations. Dividends, whether declared or not, accrue on the preferred stock at 13 percent per annum and are payable monthly. The liquidation preference of the preferred stock is $2,000,000 plus unpaid dividends. In February 1997, the Company redeemed the outstanding 2,000 shares of preferred stock for the liquidation price of $2,000,000 plus unpaid dividends.

    Subordinated indebtedness of the Company in the amount of $780,000 was paid from the proceeds of the preferred stock issuance during 1995, resulting in net cash proceeds to the Company of $1,220,000. In conjunction with the issuance of the subordinated indebtedness in April 1993, the Company issued a warrant entitling the lender to purchase 76,756 shares of the Company's common stock at $6.46 per share. The warrant is exercisable upon the earlier of repayment by the Company of the debenture; the entering into a contract for the sale of all or substantially all of the assets of the Company or any of its subsidiaries; a bona fide offer being made by any person for, or the sale in one or more related transactions of, more than 10 percent of the Company's then outstanding common stock, or 10 percent of any of its subsidiaries' then outstanding common stock; on February 28, 1998; the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public; or the occurrence of an event of default under the terms of the financing agreement. The warrant expires on February 28, 2003. Concurrent with the issuance of the warrant, the Company has issued stock options to the lender to purchase a number of common shares sufficient for the lender to maintain 14 percent of the ownership of the Company's common stock on a fully diluted basis. The options grant the lender the right to purchase the common stock at 66 percent of issue price of any proposed common stock offerings and were exercisable subject to the terms described earlier. The options expire on February 28, 2003. In July 1996, the Company negotiated a release with the lender and paid $975,000 to the lender in exchange for the cancellation of the lender's warrant and options.

    In May 1996, the Company completed a private placement for 800,058 shares of the Company's common stock, resulting in net proceeds to the Company of $4,401,317. All shares were sold to a single investor.

    In August 1996, the company sold 42,000 shares of common stock to an officer of the Company for $252,000 and made loans to eight employees totaling $240,000 related to the purchase of 40,000 shares of the Company's common stock.

    In June 1996, the Company issued warrants on a pro rata basis to shareholders of record of the Company as of May 17, 1996, to purchase an aggregate of 735,686 shares of the Company's common stock at a purchase price equal to 165 percent of the planned public offering price per share of $6, or $9.90 per share. In conjunction with the terms of the agreement under which the preferred stock and warrants were sold, the Company issued, in June 1996, warrants to the preferred stockholder to purchase an aggregate of 54,163 shares of the Company's common stock at a purchase price equal to 165 percent of the planned public offering price per share of $6, or $9.90 per share.

9. STOCK OPTIONS:

    The Company has granted certain management and directors stock options that allow the individual to purchase previously unissued common shares at a set price. The exercise prices of options granted approximate the estimated fair market value, as determined by the Board of Directors, of the Company's common stock as of the grant date. The Company is also obligated to grant options to a member of

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

9. STOCK OPTIONS: (CONTINUED)
management upon issuance of additional shares of the Company's common stock to ensure that his portion of the Company's common stock will not become diluted. The Company's obligation is 2 percent of its common shares at December 31, 1996.

    The Company applies APB Opinion 25 and related Interpretations in accounting for its options. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock options been determined based on the fair value at the grant dates for awards, consistent with the method of FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company's net income and earnings per share would not be materially different from amounts reported for the years ended December 31, 1996 and 1995.

    The Company estimates the fair value of each option grant on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: dividend yield of .67 percent and risk free interest rate of approximately 6 percent for 1996 and 1995, and expected lives of approximately 3 and 4 years for the options granted in 1996 and 1995, respectively. All options were granted prior to the Company's initial public offering. Consequently, as permitted by SFAS No. 123, the Company has excluded volatility from its fair value computations.

    Changes in the options outstanding during the years ended December 31, 1996 and 1995, and for the six months ended June 30, 1997, were as follows.

                                                                                    WEIGHTED-
                                                                                     AVERAGE
                                                                                 EXERCISE PRICE
                                                                       SHARES       PER SHARE
                                                                     ----------  ---------------
Outstanding, December 31, 1994.....................................     139,894     $    4.09
  Granted..........................................................      14,650     $    8.72
  Exercised........................................................    (124,316)    $    3.99
  Expired..........................................................     (15,578)    $    4.88
                                                                     ----------
Outstanding, December 31, 1995.....................................      14,650     $    8.72
  Granted..........................................................      70,004     $    8.72
                                                                     ----------
Outstanding, December 31, 1996.....................................      84,654     $    8.72
                                                                     ----------
                                                                     ----------
Outstanding, June 30, 1997 (unaudited).............................      84,654     $    8.72
                                                                     ----------
                                                                     ----------

    As a result of the excess of exercise price over the share price during 1996, the Black-Scholes option-pricing model indicates that the fair value of options granted in 1996 is zero. The weighted-average fair value of options granted during 1995 was $1.95.

    As of December 31, 1996, all outstanding options are exercisable, at an exercise price of $8.72, and expire in 1999.

    On July 1, 1997, the Company issued to certain of its officers and employees options to purchase 120,000 shares of the Company's common stock at an exercise price of $10 per share.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

10. COMMITMENTS AND CONTINGENT LIABILITIES:

    Certain of the Company's leases require the Company to pay minimum royalties or rentals. The aggregate minimum royalty and rental payments on leases for the next five years are as follows.

1997...............................................................  $  31,736
1998...............................................................     31,546
1999...............................................................     30,678
2000...............................................................     29,828
2001...............................................................     29,828

    The Company is subject to various Federal, state, and local laws and regulations relating to the protection of the environment. The Company believes that it is in compliance with these laws and regulations and does not expect to incur significant capital expenditures in future years to maintain compliance.

11. SALES TO MAJOR CUSTOMERS

    One of the Company's customers accounted for 31 percent of consolidated operating revenue for the year ended December 31, 1996. One of the Company's customers accounted for 25 percent, one customer accounted for 21 percent, while another customer accounted for 15 percent, respectively, of operating revenue for the six months ended June 30, 1997.

12. INCOME TAXES:

    The components of the provision (benefit) for income taxes are as follows:

                                                    SIX MONTHS ENDED          YEARS ENDED
                                                        JUNE 30               DECEMBER 31
                                                 ----------------------  ---------------------
                                                    1997        1996        1996       1995
                                                 ----------  ----------  ----------  ---------

                                                             (UNAUDITED)
Current:
  Federal......................................  $   35,564  $   (7,342) $   10,231  $  30,996
  State........................................       3,226        (751)     --          3,892
                                                 ----------  ----------  ----------  ---------
                                                     38,790      (8,093)     10,231     34,888
                                                 ----------  ----------  ----------  ---------
Deferred:
  Federal......................................      82,248      (7,120)    124,985     18,176
  State........................................      16,845      (2,330)     16,611      9,517
                                                 ----------  ----------  ----------  ---------
                                                     99,093      (9,450)    141,596     27,693
                                                 ----------  ----------  ----------  ---------
                                                 $  137,883  $  (17,543) $  151,827  $  62,581
                                                 ----------  ----------  ----------  ---------
                                                 ----------  ----------  ----------  ---------

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

12. INCOME TAXES: (CONTINUED)
    The components of deferred tax assets and liabilities are as follows:

                                                                     JUNE 30,    DECEMBER 31,
                                                                       1997          1996
                                                                    -----------  ------------
                                                                    (UNAUDITED)
Deferred tax assets:
  Minimum tax credit carryforwards................................   $ 104,609    $  104,609
  Net operating loss carryforward.................................      86,910        86,910
                                                                    -----------  ------------
    Total.........................................................     191,519       191,519
                                                                    -----------  ------------
Deferred tax liabilities:
  Capital assets..................................................     920,526       821,433
                                                                    -----------  ------------
    Net deferred tax liabilities..................................   $ 729,007    $  629,914
                                                                    -----------  ------------
                                                                    -----------  ------------

    The Company has no valuation allowances as of December 31, 1996, or as of June 30, 1997, and there were no changes in the valuation allowance during the years ended December 31, 1996 or 1995, or during the six months ended June 30, 1997 and 1996.

    A reconciliation of the tax provision at the statutory Federal income tax rate and the Company's actual provision for income tax is as follows.

                                                                      SIX MONTHS ENDED          YEARS ENDED
                                                                          JUNE 30               DECEMBER 31
                                                                   ----------------------  ----------------------
                                                                      1997        1996        1996        1995
                                                                   ----------  ----------  ----------  ----------
                                                                        (UNAUDITED)
Tax at statutory rate of 34%.....................................  $  192,084  $   64,362  $  258,194  $  182,395
Equity in earnings of affiliated companies.......................     (44,608)    (70,700)   (115,576)    (90,945)
State income taxes, less Federal benefit.........................      11,337        (487)     10,963       7,030
Statutory depletion in excess of cost depletion..................     (13,526)    (11,283)    (26,693)    (19,837)
Other, net.......................................................      (7,404)        565      24,939     (16,062)
                                                                   ----------  ----------  ----------  ----------
                                                                   $  137,883  $  (17,543) $  151,827  $   62,581
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

    In addition, the Company has minimum tax credits that can be carried forward indefinitely to offset future regular tax. The aggregate amount of minimum tax credits available at December 31, 1996, is $104,609.

13. SUPPLEMENTARY INFORMATION ON NATURAL GAS PRODUCING ACTIVITIES (UNAUDITED):

    The following supplementary information regarding the gas producing activities of the Company is presented in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 69. The amounts shown include the Company's net working and royalty interests in all of its natural gas operations. The Company has no material investments in unproved properties.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

NATURAL GAS RESERVES

    Users of this information should be aware that the process of estimating quantities of proved and proved developed natural gas reserves is complex, requiring significant subjective decisions in the evaluation of all available geological, engineering, and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history, and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs makes these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

    Proved reserves represent estimated quantities of natural gas that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made.

    Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

    No major discovery or other favorable or adverse event subsequent to December 31, 1996 is believed to have caused a material change in the estimates of proved or proved developed reserves as of that date.

CAPITAL COSTS RELATING TO NATURAL GAS PRODUCING ACTIVITIES:

                                                                        1996          1995
                                                                    ------------  ------------
Proved natural gas properties.....................................  $  2,581,634  $  2,573,132
Support equipment and facilities..................................        32,093        31,882
                                                                    ------------  ------------
                                                                       2,613,727     2,605,014
Less--Accumulated depreciation, depletion and amortization........      (668,526)     (520,649)
                                                                    ------------  ------------
Net capitalized costs.............................................  $  1,945,201  $  2,084,365
                                                                    ------------  ------------
                                                                    ------------  ------------

COSTS INCURRED IN NATURAL GAS ACTIVITIES:

                                                                           1996        1995
                                                                         ---------  ----------
Proved property acquisition costs......................................  $  --      $  320,241
Exploration costs......................................................      2,688       4,202
Development costs......................................................      8,502     270,091
                                                                         ---------  ----------
                                                                         $  11,190  $  594,534
                                                                         ---------  ----------
                                                                         ---------  ----------

RESULTS OF OPERATIONS FOR NATURAL GAS PRODUCING ACTIVITIES

    The following table includes results solely from the production and sale of natural gas and changes for property impairments. It excludes general and administrative expenses and gains or losses on property

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

NATURAL GAS RESERVES (CONTINUED)
dispositions. The income tax expense is calculated by applying the statutory tax rates to the revenues after deducting costs, which include depletion allowances and giving effect to permanent differences and tax credits.

                                                                           1996        1995
                                                                        ----------  ----------
Revenues..............................................................  $  416,201  $  236,204
Cost of natural gas sold..............................................     (42,349)    (26,755)
Exploration costs.....................................................      (2,688)     (4,202)
Depreciation, depletion and amortization..............................    (168,977)   (157,394)
Revenue adjustment (see Note 2).......................................      --          72,992
                                                                        ----------  ----------
                                                                           202,187     120,845
Income tax expense....................................................     (43,287)    (21,876)
                                                                        ----------  ----------
Results of operations.................................................  $  158,900  $   98,969
                                                                        ----------  ----------
                                                                        ----------  ----------

    The revenue adjustment for 1995 relates to the Company's revision of its method of recording certain revenue, as discussed in Note 2.

NATURAL GAS RESERVES (UNAUDITED)

    The following table presents the estimated natural gas reserves owned by the Company. This information includes the Company's royalty and working interest share of the reserves in southwestern Virginia. These reserves were estimated by the Company; however, by their nature they are subject to upward and downward revisions as additional information regarding fields and technology becomes available. All reserves are located in the United States.

NATURAL GAS
PROVED DEVELOPED AND UNDEVELOPED RESERVES (UNAUDITED):
(THOUSANDS OF CUBIC FEET/MCF)

December 31, 1995................................................................  4,072,782
  Revisions of previous estimates................................................  (1,401,793)
  Production.....................................................................   (160,798)
  Purchase of reserves...........................................................    654,025
                                                                                   ---------
December 31, 1995................................................................  3,164,216
  Revisions of previous estimates................................................    160,830
  Production.....................................................................   (161,995)
  Purchase of reserves...........................................................     --
                                                                                   ---------
December 31, 1996................................................................  3,163,051
                                                                                   ---------
                                                                                   ---------
Proved Developed Producing Reserves:
  December 31, 1995..............................................................  2,316,276
                                                                                   ---------
                                                                                   ---------
  December 31, 1996..............................................................  2,309,325
                                                                                   ---------
                                                                                   ---------

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

NATURAL GAS RESERVES (CONTINUED)
STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

    The following information relating to proved natural gas reserves has been developed utilizing procedures prescribed by SFAS No. 69 and based on natural gas reserve and production volumes estimated by the engineering staff of the Company. It may be useful for certain comparison purposes but should not be relied upon solely in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

    The future cash flows presented below are based on sales prices, cost rates, and statutory income tax rates in existence as of the date of the projection. It is expected that material revisions to some estimates of natural gas reserves may occur in the future, development and production of the reserves may occur in periods other than those assumed, and actual prices realized and costs incurred may vary significantly from those used.

                                                                      1996           1995
                                                                  -------------  -------------
                                                                          (UNAUDITED)
Future cash inflows.............................................  $  10,870,114  $   5,505,812
Future production costs.........................................     (1,804,856)    (1,680,171)
Future development costs........................................       (196,300)      (242,889)
                                                                  -------------  -------------
Future cash inflows before income taxes.........................      8,868,958      3,582,752
Future income tax expense.......................................     (2,506,544)    (1,057,790)
                                                                  -------------  -------------
Future net cash flows...........................................      6,362,414      2,524,962
10% annual discount for estimated timing of cash flows..........     (3,514,491)    (1,416,025)
                                                                  -------------  -------------
Standardized measure of discounted future net cash flows........  $   2,847,923  $   1,108,937
                                                                  -------------  -------------
                                                                  -------------  -------------

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

                                                                        1996          1995
                                                                    ------------  ------------
                                                                           (UNAUDITED)
Sales of natural gas, net of production costs.....................  $  2,372,780  $    244,799
Development costs incurred during the period......................        22,280       (56,189)
Purchase of minerals-in-place.....................................       --            362,994
Net change in income taxes........................................      (656,074)     (168,055)
                                                                    ------------  ------------
Net increase (decrease)...........................................     1,738,986       383,549
Beginning of year.................................................     1,108,937       725,388
                                                                    ------------  ------------
End of year.......................................................  $  2,847,923  $  1,108,937
                                                                    ------------  ------------
                                                                    ------------  ------------

14. EMPLOYMENT COMMITMENTS:

    On May 23, 1996, the Company entered into a ten-year employment contract with its President and CEO (the "President"), which provides for an annual salary of $155,000. The contract provides for a bonus

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

14. EMPLOYMENT COMMITMENTS: (CONTINUED)
to be paid based upon 10 percent of the Company's pretax earnings on all amounts from $1,000,000 to $1,999,999 and 15 percent of the Company's pretax earnings on all amounts in excess of $2,000,000. If the President is terminated by the Company for any reason other than for cause during the term the term of the employment contract, at the President's election, the Company would be obligated to purchase all or a portion of the shares held by him and his family (749,826 shares as of June 30, 1997, of which 363,663 shares are issuable upon the exercise of warrants exercisable at $9.90 per share) at a price equal to 150 percent of the market value of the Company's shares on the date of termination. In addition, the Company would be obligated to pay the President in a lump sum all salary amounts owed through the term of the employment agreement plus an additional $2,000,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Virginia Gas Storage Company:

We have audited the accompanying balance sheet of Virginia Gas Storage Company as of December 31, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Gas Storage Company as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Richmond, Virginia
March 7, 1997

                          VIRGINIA GAS STORAGE COMPANY

                                 BALANCE SHEETS

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
                                                     ASSETS
CURRENT ASSETS:
    Cash...........................................................................  $     189,868  $     148,619
    Accounts receivable............................................................      1,069,968      1,233,227
    Notes receivable...............................................................         70,000        570,000
    Other current assets...........................................................         18,348         85,369
                                                                                     -------------  -------------
            Total current assets...................................................      1,348,184      2,037,215
PROPERTY AND EQUIPMENT, net........................................................     14,542,439     13,323,883
OTHER ASSETS.......................................................................        965,018        956,099
                                                                                     -------------  -------------
            Total assets...........................................................  $  16,855,641  $  16,317,197
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current portion of long-term debt..............................................  $     107,861  $     104,915
    Accounts payable...............................................................      1,364,582      2,193,010
    Other current liabilities......................................................        238,540        108,929
                                                                                     -------------  -------------
            Total current liabilities..............................................      1,710,983      2,406,854
LONG-TERM DEBT.....................................................................      7,328,182      6,386,212
DEFERRED INCOME TAXES..............................................................        619,435        551,686
                                                                                     -------------  -------------
            Total liabilities......................................................      9,658,600      9,344,752
                                                                                     -------------  -------------
STOCKHOLDERS' EQUITY:
    Common stock -- no par value, 50,000 shares authorized, 38,200 (unaudited)
      shares issued and outstanding as of June 30, 1997; no par value, 50,000
      shares authorized, 38,200 issued and outstanding as of December 31, 1996.....      5,640,000      5,640,000
    Retained earnings..............................................................      1,557,041      1,332,445
                                                                                     -------------  -------------
            Total stockholders' equity.............................................      7,197,041      6,972,445
                                                                                     -------------  -------------
            Total liabilities and stockholders' equity.............................  $  16,855,641  $  16,317,197
                                                                                     -------------  -------------
                                                                                     -------------  -------------

      The accompanying notes are an integral part of these balance sheets.

                          VIRGINIA GAS STORAGE COMPANY

                              STATEMENTS OF INCOME

                                                               FOR THE SIX MONTHS         FOR THE YEARS ENDED
                                                                 ENDED JUNE 30                DECEMBER 31
                                                           --------------------------  --------------------------
                                                               1997          1996          1996          1995
                                                           ------------  ------------  ------------  ------------

                                                                  (UNAUDITED)
REVENUE:
    Operating revenue....................................  $  2,149,463  $  1,952,499  $  3,831,224  $  2,696,594
    Interest and other income............................        30,104       108,252       154,220        82,454
                                                           ------------  ------------  ------------  ------------
                                                              2,179,567     2,060,751     3,985,444     2,779,048
                                                           ------------  ------------  ------------  ------------
EXPENSES:
    Production expenses..................................       110,139       132,654       222,808       277,167
    Purchased gas expense................................       510,502       664,087       974,277       680,857
    Operation and maintenance expense....................       404,381       109,361       374,579       294,249
    Depreciation, depletion, and amortization............       256,332       192,460       416,699       308,039
    General and administrative...........................       392,535       278,163       700,296       356,979
                                                           ------------  ------------  ------------  ------------
                                                              1,673,889     1,376,725     2,688,659     1,917,291
                                                           ------------  ------------  ------------  ------------
OTHER EXPENSE:
    Interest.............................................       165,380        77,309       272,941       115,010
                                                           ------------  ------------  ------------  ------------
INCOME BEFORE INCOME TAXES...............................       340,298       606,717     1,023,844       746,747
PROVISION FOR INCOME TAXES...............................       115,702       206,283       348,106       261,364
                                                           ------------  ------------  ------------  ------------
NET INCOME...............................................  $    224,596  $    400,434  $    675,738  $    485,383
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
VIRGINIA GAS COMPANY'S EQUITY IN VIRGINIA GAS STORAGE
  COMPANY'S EARNINGS.....................................  $    112,298  $    200,217  $    337,869  $    242,692
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                           COMMON       RETAINED
                                                                                           STOCK        EARNINGS
                                                                                        ------------  ------------
BALANCE, December 31, 1994............................................................  $  2,000,000  $    171,324
  Issuance of 18,200 shares...........................................................     3,640,000       --
  Net income..........................................................................       --            485,383
                                                                                        ------------  ------------
BALANCE, December 31, 1995............................................................     5,640,000       656,707
  Net income..........................................................................       --            675,738
                                                                                        ------------  ------------
BALANCE, December 31, 1996............................................................     5,640,000     1,332,445
  Net income (unaudited)..............................................................       --            224,596
                                                                                        ------------  ------------
BALANCE, June 30, 1997 (unaudited)....................................................  $  5,640,000  $  1,557,041
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE SIX MONTHS       FOR THE YEARS ENDED
                                                                  ENDED JUNE 30              DECEMBER 31
                                                             ------------------------  ------------------------
                                                                1997         1996         1996         1995
                                                             -----------  -----------  -----------  -----------

                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $   224,596  $   400,434  $   675,738  $   485,383
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation, depletion, and amortization..............      256,332      192,460      416,699      308,039
    Deferred income taxes..................................       67,749      120,465      212,476      139,214
    Decrease (increase) in accounts receivable.............      163,259      127,407     (304,140)    (194,420)
    Decrease (increase) in other current assets............       67,021       (4,386)     (22,353)     (50,441)
    Increase in other assets...............................      (36,728)     (12,183)     (37,981)     (31,946)
    (Decrease) increase in accounts payable................     (828,428)    (746,238)   1,092,591       64,109
    Increase (decrease) in other current liabilities.......      129,611      (37,398)     (58,690)     (27,763)
                                                             -----------  -----------  -----------  -----------
          Net cash provided by operating activities........       43,412       40,561    1,974,340      692,175
                                                             -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures...................................   (1,447,079)  (1,643,823)  (4,225,530)  (2,870,185)
    Payments received on notes receivable..................      500,000    1,720,000    1,720,000      100,000
                                                             -----------  -----------  -----------  -----------
          Net cash (used in) provided by investing
            activities.....................................     (947,079)      76,177   (2,505,530)  (2,770,185)
                                                             -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of loan principal..............................      (55,084)     (57,936)    (117,677)     (23,006)
    Proceeds from new loans................................    1,000,000      500,000      500,000    1,342,697
    Proceeds from issuance of common stock.................      --           --           --           500,000
    Payment of financing issuance costs....................      --           --           --           (42,131)
    Establishment of financing reserve funds...............      --           --           --           (75,843)
                                                             -----------  -----------  -----------  -----------
          Net cash provided by financing activities........      944,916      442,064      382,323    1,701,717
                                                             -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH............................       41,249      558,802     (148,867)    (376,293)
Cash, beginning of period..................................      148,619      297,486      297,486      673,779
                                                             -----------  -----------  -----------  -----------
CASH, end of period........................................  $   189,868  $   856,288  $   148,619  $   297,486
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE:
    Interest paid..........................................  $   333,254  $   328,356  $   606,505  $   450,501
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------
    Income taxes paid......................................  $    47,635  $    79,024  $   159,024  $   123,349
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. DESCRIPTION OF OPERATIONS:

    Virginia Gas Storage Company (the "Company") was organized in 1992 under the laws of the state of Virginia. The Company is 50 percent owned by Virginia Gas Company ("VGC") and 50 percent owned by a private investor. The primary business of the Company is to develop and operate natural gas storage and transmission facilities.

    The Company's operations are subject to certain risks and uncertainties including, among others, the adequacy of future financing, the need for additional capital, dependence on major customers, and current and potential competitors with greater financial and marketing resources.

INTERIM FINANCIAL INFORMATION

    The unaudited financial statements as of June 30, 1997, and for the six months ended June 30, 1997 and 1996, include, in the opinion of management, all adjustments (that are normal and recurring in nature) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the six months ended June 30, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes gas sales and transmission revenues upon delivery of gas to the common pipeline carrier. Storage revenues are recognized evenly throughout the contract terms with injection and withdrawal revenues recognized as natural gas is injected or withdrawn from the storage facility.

    During the year ended December 31, 1995, the Company revised its method of recording certain revenue. Prior to 1995, recognition of transmission revenues was deferred for three months after the actual transmission of natural gas had occurred, primarily to match the recognition of revenues with the period these revenues were distributed to the working interest owners. The policy revision to record revenues on a current basis reflects the Company's ability to estimate its net revenues on a current basis. This change is reflected on a prospective basis beginning in January 1995 and results in 15 months of transmission revenues being recognized in 1995. The effect of this change was to increase revenue and net income by $110,000 and $43,000, respectively, for the year ended December 31, 1995.

PROPERTY AND EQUIPMENT

    All direct and indirect costs relating to property acquisition, development costs and support equipment and facilities are capitalized as the properties are obtained or the facilities are placed into service. The Company provides for depreciation of property and equipment using the straight-line method over estimated useful lives ranging from 5 to 30 years.

                          VIRGINIA GAS STORAGE COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
CAPITALIZED INTEREST

    The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Interest capitalized totaled $283,564 and $317,312 for the years ended December 31, 1996 and 1995, respectively. Interest capitalized totaled $148,176 (unaudited) and $201,047 (unaudited) in the six months ended June 30, 1997 and 1996, respectively.

OTHER ASSETS

    In conjunction with the 1997 issuance of the Russell County, the 1995 issuance of the Buchanan County and the 1994 issuance of the Russell County and Buchanan County, Virginia, Natural Gas Facilities Revenue Bonds by the Industrial Development Authorities of the respective counties, reserve funds have been established by the trustee for each issuance. Amounts in the reserve funds will be used to make payments of principal and interest, whether at maturity, by acceleration, call for redemption, or otherwise, where trust funds accumulated by scheduled Company payments are insufficient to satisfy bond requirements. Such amounts are invested in debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies. The Company records these investments at cost and recognizes related interest as earned. The carrying value of investments approximates market value.

    Costs incurred in conjunction with financing transactions are amortized on a basis that approximates the effective interest method.

INCOME TAXES

    Income taxes are accounted for using the asset-and-liability method. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

3. ACCOUNTS RECEIVABLE:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
Trade receivables....................................................................  $    224,622   $  618,275
Receivables from affiliated companies................................................       638,741      469,656
Pipeline operating expenses..........................................................        51,854       54,944
Joint-interest receivables...........................................................       154,648       90,249
Other................................................................................           103          103
                                                                                       ------------  ------------
                                                                                       $  1,069,968   $1,233,227
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                          VIRGINIA GAS STORAGE COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

4. NOTES RECEIVABLE:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
Note receivable from shareholder; interest receivable at 8%; principal received as consideration for the issuance of common shares. The note receivable from
  shareholder was collected in March 1997.............................................   $  --        $  500,000
Note receivable from Virginia Gas Exploration Company; interest receivable at 8%;
  principal balance due 1997..........................................................      70,000        70,000
                                                                                        -----------  ------------
                                                                                            70,000       570,000
Less-- Current portion................................................................     (70,000)     (570,000)
                                                                                        -----------  ------------
                                                                                         $  --        $   --
                                                                                        -----------  ------------
                                                                                        -----------  ------------

5. PROPERTY AND EQUIPMENT:

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
    Storage properties.............................................................  $  13,558,160  $  12,095,480
    Pipelines......................................................................      2,024,621      2,026,091
    Vehicles.......................................................................        108,242        133,742
    Office equipment...............................................................         75,242         63,335
    Wells and pipelines in progress................................................         68,294         68,832
                                                                                     -------------  -------------
                                                                                        15,834,559     14,387,480
    Less-- Accumulated depreciation, depletion, and amortization...................     (1,292,120)    (1,063,597)
                                                                                     -------------  -------------
                                                                                     $  14,542,439  $  13,323,883
                                                                                     -------------  -------------
                                                                                     -------------  -------------

6. OTHER ASSETS:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
Restricted cash and investments-reserve funds.........................................   $ 599,653    $  582,233
Deferred debt issuance costs..........................................................     357,873       365,707
Other.................................................................................       7,492         8,159
                                                                                        -----------  ------------
                                                                                         $ 965,018    $  956,099
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                          VIRGINIA GAS STORAGE COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

7. ACCOUNTS PAYABLE:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
Trade payables.......................................................................  $    623,711   $1,827,867
Payable to affiliated companies......................................................       740,871      365,143
                                                                                       ------------  ------------
                                                                                       $  1,364,582   $2,193,010
                                                                                       ------------  ------------
                                                                                       ------------  ------------

8. OTHER CURRENT LIABILITIES:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
Amounts due affiliated companies......................................................   $  42,519    $   46,255
Funds held for future distribution....................................................     144,603         8,120
Income taxes payable..................................................................      36,047        17,569
Other.................................................................................      15,371        36,985
                                                                                        -----------  ------------
                                                                                         $ 238,540    $  108,929
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                          VIRGINIA GAS STORAGE COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

9. LONG-TERM DEBT:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
Note payable to Virginia Gas Company; interest payable at 8.88%; principal payable in
  maturities of $12,000 to $241,000 from 1995 to 2017................................  $  2,534,342   $2,567,837
Note payable to Virginia Gas Company; interest payable at 7.35%; principal payable in
  maturities of $13,000 to $77,000 from 1996 to 2023.................................     1,012,021    1,018,579
Notes payable to Virginia Gas Distribution Company; interest payable at 9%; principal
  payable in maturities of $1,000 to $91,000 from 1999 to 2020.......................     1,000,000    1,000,000
Notes payable to Virginia Gas Distribution Company; interest payable at 9.5%;
  principal payable in maturities of $30,000 to $123,000 from 2002 to 2017...........     1,000,000       --
Note payable to Virginia Gas Company; interest payable at 9%; principal payable in
  maturities of $1,000 to $77,000 from 1999 to 2020..................................       842,697      842,697
Notes payable to Virginia Gas Distribution Company; interest payable at 8.88%;
  principal payable in maturities of $3,000 to $53,000 from 1995 to 2017.............       561,141      568,557
Notes payable to Virginia Gas Distribution Company; interest payable at 7.35%;
  principal payable in maturities of $6,000 to $36,000 from 1996 to 2023.............       467,767      470,798
Notes payable through 1999 with interest from 8.0% to 12.75%; secured by assets with
  a book value of $19,380 as of March 31, 1997.......................................        18,075       22,659
                                                                                       ------------  ------------
                                                                                          7,436,043    6,491,127
Less-- Current portion...............................................................      (107,861)    (104,915)
                                                                                       ------------  ------------
Long-term debt.......................................................................  $  7,328,182   $6,386,212
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    In February 1997, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Subordinated Natural Gas Facilities Revenue Bonds Series 1997 with principal of $9,100,000. A portion ($1,000,000) of the proceeds was loaned to the Company by Virginia Gas Distribution Company.

    In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000. A portion ($842,697) of the proceeds was allocated to the Company by VGC which was used by the Company to construct natural gas storage facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

    In January 1994, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000. A portion ($1,330,000) of the proceeds was allocated to the Company by an affiliated company, which was used by the Company to construct natural gas storage and gathering facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

                          VIRGINIA GAS STORAGE COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

9. LONG-TERM DEBT: (CONTINUED)
    In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000. A portion ($2,655,306) of the proceeds was allocated to the Company by VGC which was used by the Company to construct natural gas storage and gathering facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

    As of December 31, 1996, principal payments on long-term debt for the next five years are as follows:

1997..............................................................  $ 104,915
1998..............................................................    109,450
1999..............................................................    132,363
2000..............................................................     89,441
2001..............................................................    143,117

10. SALES TO MAJOR CUSTOMERS:

    One of the Company's customers accounted for 12 percent and 20 percent while another customer accounted for 45 percent and 29 percent, respectively, of operating revenue for the years ended December 31, 1996 and 1995. One customer accounted for 10 percent of 1996 operating revenue while another customer accounted for 12 percent of 1995 operating revenue. One of the Company's customers accounted for 44 percent and 53 percent, respectively, of operating revenue for the six months ended June 30, 1997 and 1996, while another customer accounted for 12 percent of operating revenue for the six months ended June 30, 1996.

11. COMMITMENTS:

    Certain of the Company's leases require the Company to pay minimum rentals. The aggregate minimum rental payments on leases for the next five years are as follows:

1997...............................................................  $  91,523
1998...............................................................     91,523
1999...............................................................     62,373
2000...............................................................     59,723
2001...............................................................     59,723

                          VIRGINIA GAS STORAGE COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

12. INCOME TAXES:

    The components of the provision for income taxes are as follows:

                                                                      SIX MONTHS ENDED          YEARS ENDED
                                                                          JUNE 30               DECEMBER 31
                                                                   ----------------------  ----------------------
                                                                      1997        1996        1996        1995
                                                                   ----------  ----------  ----------  ----------

                                                                        (UNAUDITED)
Current:
Federal..........................................................  $   47,953  $   85,818  $  135,630  $  108,482
State............................................................      --          --          --          13,668
                                                                   ----------  ----------  ----------  ----------
                                                                       47,953      85,818     135,630     122,150
                                                                   ----------  ----------  ----------  ----------
Deferred:
Federal..........................................................      67,749     120,465     212,476     139,214
State............................................................      --          --          --          --
                                                                   ----------  ----------  ----------  ----------
                                                                       67,749     120,465     212,476     139,214
                                                                   ----------  ----------  ----------  ----------
                                                                   $  115,702  $  206,283  $  348,106  $  261,364
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

    The components of deferred tax assets and liabilities are as follows:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
Deferred tax assets:
Minimum tax credit carryforwards......................................................   $   4,656    $    4,656
                                                                                        -----------  ------------
Deferred tax liabilities:
Capital assets........................................................................     624,091       556,342
                                                                                        -----------  ------------
Net deferred tax liabilities..........................................................   $ 619,435    $  551,686
                                                                                        -----------  ------------
                                                                                        -----------  ------------

    The Company has no valuation allowances as of December 31, 1996, or as of June 30, 1997, and there were no changes in the valuation allowance during the years ended December 31, 1996 and 1995, or during the six months ended June 30, 1997 and 1996.

    A reconciliation of the tax provision at the statutory Federal income tax rate and the Company's actual provision for income tax is as follows.

                                                                      SIX MONTHS ENDED          YEARS ENDED
                                                                          JUNE 30               DECEMBER 31
                                                                   ----------------------  ----------------------
                                                                      1997        1996        1996        1995
                                                                   ----------  ----------  ----------  ----------

                                                                        (UNAUDITED)
Tax at statutory rate............................................  $  115,702  $  206,283  $  348,106  $  253,894
State income taxes, less Federal benefit.........................      --          --          --          10,961
Other, net.......................................................      --          --          --          (3,491)
                                                                   ----------  ----------  ----------  ----------
                                                                   $  115,702  $  206,283  $  348,106  $  261,364
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

                          VIRGINIA GAS STORAGE COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

13. RELATED-PARTY TRANSACTIONS:

    With the exception of sales and storage fees charged to outside third parties, a significant portion of the Company's transactions is with VGC and affiliated companies.

    VGC provides certain general and administrative services for the Company. These services include professional services, insurance coverage and administrative services (with associated costs). Accordingly, management fees of $105,000 and $180,000 have been charged to the Company by VGC for the years ended December 31, 1996 and 1995, respectively, and zero and $90,000 for the six months ended June 30, 1997 and 1996. Other transactions with affiliated companies include purchases of natural gas, natural gas storage and technical services provided for and by affiliated companies.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Virginia Gas Distribution Company:

    We have audited the accompanying balance sheet of Virginia Gas Distribution Company as of December 31, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Gas Distribution Company as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Richmond, Virginia
March 7, 1997

                       VIRGINIA GAS DISTRIBUTION COMPANY

                                 BALANCE SHEETS

                                                                                        JUNE 30,     DECEMBER 31,
                                                                                          1997           1996
                                                                                      -------------  ------------
                                                                                       (UNAUDITED)
                                                     ASSETS
CURRENT ASSETS:
  Cash..............................................................................  $      34,529   $   16,166
  Accounts receivable...............................................................        393,717      151,752
  Other current assets..............................................................        148,783      154,920
  Notes receivable..................................................................         26,246       26,004
                                                                                      -------------  ------------
    Total current assets............................................................        603,275      348,842
PROPERTY AND EQUIPMENT, net.........................................................      5,785,139    2,755,660
NOTES RECEIVABLE....................................................................      4,360,450    3,413,066
DEFERRED TAX ASSET..................................................................       --              1,995
OTHER ASSETS........................................................................      1,099,160      546,798
                                                                                      -------------  ------------
    Total assets....................................................................  $  11,848,024   $7,066,361
                                                                                      -------------  ------------
                                                                                      -------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.................................................  $      40,376   $   39,240
  Accounts payable..................................................................      1,563,010      462,095
  Other current liabilities.........................................................         29,331       33,368
                                                                                      -------------  ------------
    Total current liabilities.......................................................      1,632,717      534,703
LONG-TERM DEBT......................................................................      8,646,425    5,018,064
DEFERRED INCOME TAXES...............................................................         17,482       --
                                                                                      -------------  ------------
    Total liabilities...............................................................     10,296,624    5,552,767
                                                                                      -------------  ------------
STOCKHOLDERS' EQUITY:
  Common stock -- no par value, 100,000 shares authorized, 75,000 (unaudited) shares issued and outstanding as of June 30, 1997; no par value, 75,000 issued and
    outstanding as of December 31, 1996.............................................      1,500,000    1,500,000
  Retained earnings.................................................................         51,400       13,594
                                                                                      -------------  ------------
    Total stockholders' equity......................................................      1,551,400    1,513,594
                                                                                      -------------  ------------
    Total liabilities and stockholders' equity......................................  $  11,848,024   $7,066,361
                                                                                      -------------  ------------
                                                                                      -------------  ------------

      The accompanying notes are an integral part of these balance sheets.

                       VIRGINIA GAS DISTRIBUTION COMPANY

                              STATEMENTS OF INCOME

                                                                    FOR THE SIX MONTHS     FOR THE YEARS ENDED
                                                                      ENDED JUNE 30            DECEMBER 31
                                                                  ----------------------  ----------------------
                                                                     1997        1996        1996        1995
                                                                  ----------  ----------  ----------  ----------

                                                                       (UNAUDITED)
REVENUE:
    Operating revenue...........................................  $  419,421  $  299,092  $  629,280  $  556,052
    Interest income.............................................     211,303     161,284     320,836     129,249
    Other income................................................      45,288      36,059      72,949      33,887
                                                                  ----------  ----------  ----------  ----------
                                                                     676,012     496,435   1,023,065     719,188
                                                                  ----------  ----------  ----------  ----------
EXPENSES:
    Purchased gas expense.......................................     238,996     146,573     330,332     234,297
    Operation and maintenance expense...........................      38,386      22,365      55,032      50,563
    Depreciation, depletion, and amortization...................      50,751      38,037      78,013      76,162
    General and administrative..................................      73,348      82,440     191,619     125,982
                                                                  ----------  ----------  ----------  ----------
                                                                     401,481     289,415     654,996     487,004
                                                                  ----------  ----------  ----------  ----------
OTHER EXPENSE:
    Interest....................................................     200,955     170,125     358,158     147,915
    Other.......................................................      16,293      13,487       3,676       9,140
                                                                  ----------  ----------  ----------  ----------
                                                                     217,248     183,612     361,834     157,055
                                                                  ----------  ----------  ----------  ----------
INCOME BEFORE INCOME TAXES......................................      57,283      23,408       6,235      75,129
PROVISION FOR INCOME TAXES......................................      19,477       7,958       2,120      25,544
                                                                  ----------  ----------  ----------  ----------
NET INCOME......................................................  $   37,806  $   15,450  $    4,115  $   49,585
                                                                  ----------  ----------  ----------  ----------
                                                                  ----------  ----------  ----------  ----------
VIRGINIA GAS COMPANY'S EQUITY IN VIRGINIA GAS DISTRIBUTION
  COMPANY'S EARNINGS............................................  $   18,903  $    7,725  $    2,058  $   24,792
                                                                  ----------  ----------  ----------  ----------
                                                                  ----------  ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                       VIRGINIA GAS DISTRIBUTION COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                         RETAINED
                                                                                             COMMON      EARNINGS
                                                                                             STOCK      (DEFICIT)
                                                                                          ------------  ----------
Balance, December 31, 1994..............................................................  $  1,500,000  $  (40,106)
  Net income............................................................................       --           49,585
                                                                                          ------------  ----------
Balance, December 31, 1995..............................................................     1,500,000       9,479
  Net income............................................................................       --            4,115
                                                                                          ------------  ----------
Balance, December 31, 1996..............................................................     1,500,000      13,594
  Net income (unaudited)................................................................       --           37,806
                                                                                          ------------  ----------
Balance, June 30, 1997 (unaudited)......................................................  $  1,500,000  $   51,400
                                                                                          ------------  ----------
                                                                                          ------------  ----------

   The accompanying notes are an integral part of these financial statements.

                       VIRGINIA GAS DISTRIBUTION COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE SIX MONTHS       FOR THE YEARS ENDED
                                                                  ENDED JUNE 30              DECEMBER 31
                                                             ------------------------  ------------------------
                                                                1997         1996         1996         1995
                                                             -----------  -----------  -----------  -----------

                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $    37,806  $    15,450  $     4,115  $    49,585
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation, depletion, and amortization..............       50,751       38,037       78,013       76,162
    Deferred income taxes..................................       19,477        7,062        2,120       22,197
    (Increase) decrease in accounts receivable.............     (241,965)     (24,680)      52,074     (108,776)
    Decrease (increase) in receivable from affiliate.......      --         1,562,500    1,562,500   (1,562,500)
    Decrease (increase) in other current assets............        6,137       21,779       (3,220)     (81,914)
    Increase in other assets...............................      (14,246)      (8,648)     (25,239)      (6,973)
    Increase (decrease) in accounts payable................    1,100,915     (169,198)     227,747       68,609
    (Decrease) increase in other current liabilities.......       (4,037)     (65,645)     (70,345)      82,471
                                                             -----------  -----------  -----------  -----------
            Net cash provided by (used in) operating
              activities...................................      954,838    1,376,657    1,827,765   (1,461,139)
                                                             -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................................   (3,070,452)    (180,853)    (674,263)    (412,178)
  Loans made to affiliated companies.......................   (1,000,000)  (1,500,000)  (1,500,000)    (500,000)
  Payments received on notes receivable....................       52,374       83,998       98,200       20,741
                                                             -----------  -----------  -----------  -----------
            Net cash used in investing activities..........   (4,018,078)  (1,596,855)  (2,076,063)    (891,437)
                                                             -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of loan principal................................      (20,503)     (20,392)     (42,223)      (4,644)
  Proceeds from new loans..................................    3,650,000      --           --         2,881,314
  Payment of financing costs...............................     (219,394)     --           --           (66,368)
  Establishment of financing reserve funds.................     (328,500)     --           --          (259,129)
                                                             -----------  -----------  -----------  -----------
            Net cash provided by (used in) financing
              activities...................................    3,081,603      (20,392)     (42,223)   2,551,173
                                                             -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH............................       18,363     (240,590)    (290,521)     198,597
CASH, beginning of period..................................       16,166      306,687      306,687      108,090
                                                             -----------  -----------  -----------  -----------
CASH, end of period........................................  $    34,529  $    66,097  $    16,166  $   306,687
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE:
  Interest paid............................................  $   349,996  $   316,564  $   533,085  $    97,181
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------
  Income taxes paid........................................  $   --       $   --       $   --       $   --
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                       VIRGINIA GAS DISTRIBUTION COMPANY

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. DESCRIPTION OF OPERATIONS:

    Virginia Gas Distribution Company (the "Company") was organized during 1992 under the laws of the state of Virginia. The Company is 50 percent owned by Virginia Gas Company ("VGC") and 50 percent owned by a private investor. The primary business of the Company is to develop and operate natural gas distribution systems, located primarily in the southwestern counties of the Commonwealth of Virginia.

    The Company's operations are subject to certain risks and uncertainties including, among others, the adequacy of future financing, the need for additional capital, dependence on major customers, and current and potential competitors with greater financial and marketing resources.

INTERIM FINANCIAL INFORMATION

    The unaudited financial statements as of June 30, 1997, and for the six months ended June 30, 1997 and 1996, include, in the opinion of management, all adjustments (that are normal and recurring in nature) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the six months ended June 30, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes revenue in the period the natural gas is delivered to the customer.

PROPERTY AND EQUIPMENT

    All direct and indirect costs relating to property acquisition, development costs, and support equipment and facilities are capitalized as the properties are obtained or the facilities are placed into service. The Company provides for depreciation of property and equipment using the straight-line method over estimated useful lives ranging from 5 to 30 years.

CAPITALIZED INTEREST

    The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Interest capitalized totaled $74,927 and $25,930 for the years ended December 31, 1996 and 1995, respectively. Interest capitalized totaled $145,580 (unaudited) and $46,439 (unaudited) for the six months ended June 30, 1997 and 1996, respectively.

                       VIRGINIA GAS DISTRIBUTION COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
OTHER ASSETS

    In conjunction with the 1997 issuance of the Russell County, the 1995 issuance of the Buchanan County and the 1994 issuance of the Russell County and Buchanan County, Virginia, Natural Gas Facilities Revenue Bonds by the Industrial Development Authorities of the respective counties, reserve funds have been established by the trustee for each issuance. Amounts in the reserve funds will be used to make payments of principal and interest, whether at maturity, by acceleration, call for redemption, or otherwise, where trust funds accumulated by scheduled Company payments are insufficient to satisfy bond requirements. Such amounts are invested in debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies. The Company records these investments at cost and recognizes related interest as earned. The carrying value of investments approximates market value.

    Costs incurred in conjunction with financing transactions are amortized on a basis that approximates the effective interest method.

INCOME TAXES

    Income taxes are accounted for using the asset-and-liability method. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

3. NOTES RECEIVABLE

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
Note receivable from Virginia Gas Storage Company; interest receivable at 8.88%;
  principal due in maturities of $3,000 to $53,000 from 1995 to 2017.................  $    561,141   $  568,557
Notes receivable from Virginia Gas Storage Company; interest receivable at 9%;
  principal due in maturities of $1,000 to $91,000 from 1999 to 2020.................     1,000,000    1,000,000
Note receivable from Virginia Gas Pipeline Company; interest receivable at 9%;
  principal due in maturities of $1,000 to $91,000 from 1999 to 2020.................       965,000    1,000,000
Note receivable from Virginia Gas Storage Company; interest receivable at 9.5%;
  principal due in maturities of $30,000 to $123,000 from 2002 to 2017...............     1,000,000       --
Note receivable from Virginia Gas Storage Company; interest receivable at 7.35%;
  principal due in maturities of $6,000 to $36,000 from 1996 to 2023.................       467,767      470,798
Note receivable from Virginia Gas Exploration Company; interest receivable at 7.35%;
  principal due in maturities of $5,000 to $30,000 from 1996 to 2023.................       392,788      395,333
Other................................................................................       --             4,382
                                                                                       ------------  ------------
                                                                                          4,386,696    3,439,070
Less--Current portion................................................................       (26,246)     (26,004)
                                                                                       ------------  ------------
                                                                                       $  4,360,450   $3,413,066
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                       VIRGINIA GAS DISTRIBUTION COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

4. PROPERTY AND EQUIPMENT:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
Pipelines............................................................................  $  5,447,065   $2,343,856
Project and construction in progress.................................................       570,059      555,232
Other property and equipment.........................................................        56,802      104,386
                                                                                       ------------  ------------
                                                                                          6,073,926    3,003,474
Less--Accumulated depreciation and amortization......................................      (288,787)    (247,814)
                                                                                       ------------  ------------
                                                                                       $  5,785,139   $2,755,660
                                                                                       ------------  ------------
                                                                                       ------------  ------------

5. OTHER ASSETS:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
Restricted cash and investments-reserve funds........................................  $    734,895   $  396,285
Deferred debt issuance costs.........................................................       361,610      147,191
Other................................................................................         2,655        3,322
                                                                                       ------------  ------------
                                                                                       $  1,099,160   $  546,798
                                                                                       ------------  ------------
                                                                                       ------------  ------------

6. LONG-TERM DEBT:

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)
Note payable to Virginia Gas Company; interest payable at 9.5%; principal payable in
  maturities of $110,000 to $447,000 from 2002 to 2017...............................  $  3,650,000   $   --
Note payable to Virginia Gas Company; interest payable at 9%; principal payable in
  maturities of $4,000 to $263,000 from 1999 to 2020.................................     2,879,214    2,879,214
Note payable to Virginia Gas Company; interest payable at 7.35%; principal payable in
  maturities of $17,000 to $97,000 from 1996 to 2023.................................     1,276,561    1,284,833
Note payable to Virginia Gas Company; interest payable at 8.88%; principal payable in
  maturities of $4,000 to $84,000 from 1995 to 2017..................................       880,816      892,457
Note payable through 1997 with interest, secured by an asset with a book value of
  $1,505.............................................................................           210          800
                                                                                       ------------  ------------
                                                                                          8,686,801    5,057,304
Less--Current portion................................................................       (40,376)     (39,240)
                                                                                       ------------  ------------
Long-term debt.......................................................................  $  8,646,425   $5,018,064
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    In February 1997, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Subordinated Natural Gas Facilities Revenue Bonds Series 1997 with

                       VIRGINIA GAS DISTRIBUTION COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

6. LONG-TERM DEBT: (CONTINUED)
principal of $9,100,000. A portion ($3,650,000) of the proceeds was allocated to the Company by VGC and is being used to construct a natural gas distribution facility in and around the town of Lebanon, Virginia.

    In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000. A portion ($2,879,214) of the proceeds was allocated to the Company by VGC which was used by the Company to extend existing natural gas distribution facilities in and around the town of Grundy, Virginia.

    In January 1994, Russell County Authority issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000. A portion ($1,300,000) of the proceeds was allocated to the Company by VGC which was used by the Company to construct a natural gas distribution facility in and around the town of Castlewood, Virginia.

    In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000. A portion ($922,857) of the proceeds was allocated to the Company by VGC which was used by the Company to construct a natural gas distribution facility in and around the town of Grundy, Virginia.

    As of December 31, 1996, principal payments on long-term debt for the next five years are as follows:

1997...............................................  $  39,240
1998...............................................     41,347
1999...............................................     74,435
2000...............................................     81,048
2001...............................................    102,339

7. SALES TO MAJOR CUSTOMERS:

    One of the Company's customers accounted for 35 percent and 35 percent, one customer accounted for 20 percent and 23 percent, while another customer accounted for 14 percent and 16 percent, respectively, of operating revenue for the years ended December 31, 1996 and 1995. One of the Company's customers accounted for 39 percent and 37 percent, one customer accounted for 12 percent and 14 percent, while another customer accounted for 21 percent and 22 percent, respectively, of operating revenue for the six months ended June 30, 1997 and 1996.

                       VIRGINIA GAS DISTRIBUTION COMPANY

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

8. INCOME TAXES:

    The components of the provision for income taxes are as follows:

                                                        SIX MONTHS ENDED        YEARS ENDED
                                                            JUNE 30             DECEMBER 31
                                                      --------------------  --------------------
                                                        1997       1996       1996       1995
                                                      ---------  ---------  ---------  ---------

                                                          (UNAUDITED)
Current:
  Federal...........................................  $  --      $     896  $  --      $   3,347
  State.............................................     --         --         --         --
                                                      ---------  ---------  ---------  ---------
                                                         --            896     --          3,347
                                                      ---------  ---------  ---------  ---------
Deferred:
  Federal...........................................     19,477      7,062      2,120     22,197
  State.............................................     --         --         --         --
                                                      ---------  ---------  ---------  ---------
                                                         19,477      7,062      2,120     22,197
                                                      ---------  ---------  ---------  ---------
                                                      $  19,477  $   7,958  $   2,120  $  25,544
                                                      ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------

    The significant components of deferred tax assets and liabilities are as follows:

                                                                     JUNE 30,    DECEMBER 31,
                                                                       1997          1996
                                                                    -----------  ------------
                                                                    (UNAUDITED)
Deferred tax assets:
  Net operating loss carryforward.................................   $ 128,657    $  128,657
                                                                    -----------  ------------
Deferred tax liabilities:
  Capital assets..................................................     146,139       126,662
                                                                    -----------  ------------
    Net deferred tax (liabilities) assets.........................   $ (17,482)   $    1,995
                                                                    -----------  ------------
                                                                    -----------  ------------

    The Company has no valuation allowances as of December 31, 1996, or as of June 30, 1997, and there were no changes in the valuation allowance during the years ended December 31, 1996 or 1995, or during the six months ended June 30, 1997 and 1996, respectively.

    The Company's actual provision for income tax as of December 31, 1996 and 1995, and for the six months ended June 30, 1997 and 1996, approximates the tax provision at the statutory Federal income tax rate.

9. RELATED-PARTY TRANSACTIONS:

    With the exception of sales to outside third parties, a significant portion of the Company's transactions is with VGC and affiliated companies.

    VGC provides certain general and administrative services for the Company. These services include professional services, insurance coverage and administrative services (with associated costs). Accordingly, management fees of $14,000 and $24,000 have been charged to the Company by VGC for the years ended December 31, 1996 and 1995, respectively, and zero and $12,000 for the six months ended June 30, 1997 and 1996. Other transactions with affiliated companies include purchases of natural gas, natural gas storage and technical services provided for and by affiliated companies.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................     3
Risk Factors..............................................................     6
Use of Proceeds...........................................................    10
Common Stock Price Range..................................................    11
Capitalization............................................................    12
Dividend Policy...........................................................    12
Selected Consolidated Financial and Operating Data........................    13
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    14
Business..................................................................    20
Management................................................................    29
Shares Eligible for Future Sale...........................................    34
Description of Securities.................................................    35
Underwriting..............................................................    37
Legal Matters.............................................................    38
Experts...................................................................    38
Other Matters.............................................................    38
Available Information.....................................................    38
Glossary..................................................................    39
Financial Statements......................................................   F-1

                            ------------------------

    UNTIL            , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              VIRGINIA GAS COMPANY

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1997

                              FERRIS, BAKER WATTS
                                  Incorporated

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article VI of the Registrant's Bylaws provide that the Registrant shall indemnify its officers, directors and employees to the full extent permitted by
Section 145 of the Delaware General Corporation Law.

    Section 9 of the Underwriting Agreement filed as Exhibit 1.1 hereto provides for reciprocal indemnification between the Registrant and Ferris, Baker Watts, Incorporated against certain liabilities in connection with the offering contemplated by this Registration Statement, including liabilities under the Securities Act of 1933, as amended (the "Act").

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the Securities being registered. All of the amounts shown are estimates except the SEC registration fee and the NASD filing fee. The SEC registration fee is based on the average price of the Company's Common Stock as of July 22, 1997.

SEC Registration Fee.........................................  $   7,100
NASD Filing Fee..............................................      2,843
NASDAQ Listing Fee...........................................     17,500
Blue Sky Fees and Expenses...................................      7,557
Accounting Fees and Expenses.................................     20,000
Legal Fees and Expenses......................................     70,000
Printing Expenses............................................     20,000
Transfer Agent's Fees........................................      5,000
                                                               ---------
      Total..................................................  $ 150,000
                                                               ---------
                                                               ---------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below is certain information concerning all sales of securities by the Registrant during the past three years that were not registered under the Act.

    1. The following shares of Common Stock have been privately placed during the past three years:

                                                                                                  TOTAL OFFERING
DATE                         NUMBER OF SHARES                     PURCHASER                           PRICE
---------------------------  -----------------  ----------------------------------------------  ------------------
August 3, 1996.............          15,000     Michael L. and Karen K. Edwards                    $     90,000
August 3, 1996.............          15,000     Allan R. Poole, II                                       90,000
August 3, 1996.............           4,200     John D. Jessee                                           25,200
August 3, 1996.............           2,000     Mark N. Witt                                             12,000
August 3, 1996.............           2,000     Frank A. Merendino, Jr.                                  12,000
August 3, 1996.............           1,000     Lydia J. Sinemus                                          6,000
August 3, 1996.............             800     Bradley L. Swanson                                        4,800
July 30, 1996..............          42,000     Allan R. Poole, II                                      252,000
May 31, 1996...............         800,058     Dr. James T. Martin                                   4,800,345
November 1, 1994...........          20,634     Marlene Kissler and Eric Verzuh, JT                     200,000

    These shares were sold to employees of the Company, relatives and accredited investors in reliance on Section 4(2) of the Act based on the limited number of purchasers, their sophistication and close relationship to principals of the Company and access to information regarding the Company as a result of these relationships.

    2. The following shares of Common Stock have been issued as the result of the exercise of stock options:

                                                                                                 TOTAL OFFERING
DATE                         NUMBER OF SHARES                     PURCHASER                          PRICE
---------------------------  -----------------  ---------------------------------------------  ------------------
December 29, 1995..........          5,159      David Street                                       $   25,000
December 21, 1995..........         23,212      Frank A. Merendino, Jr.                                45,000
December 20, 1995..........          4,127      Scott R. Colson                                         8,000
December 20, 1995..........          4,127      Sara L. Colson                                          8,000
December 13, 1995..........         82,534      Marlene Kissler and Eric Verzuh, JT                   400,000
July 5, 1995...............          5,159      Frank A. Merendino, Jr.                                10,000
December 29, 1994..........         32,292      Joan M. Edwards                                        62,600
December 29, 1994..........          6,396      Mark N. Witt                                           12,400

    These stock options were issued to employees of the Company, relatives and accredited investors and were issued in reliance on Section 4(2) of the Act based on the limited number of purchasers, their sophistication and close relationship to principals of the Company and access to information regarding the Company as a result of these relationships. No underwriters were involved in these transactions.

    3. On September 28, 1995, 2,000 shares of the Registrant's Series A Preferred Stock were issued to Sirrom Capital Corporation for an aggregate purchase price of $2,000,000. This sale was made in reliance on Section 4(2) of the Act. Sirrom Capital Corporation is a venture capital firm which qualifies as an accredited investor and is extremely sophisticated. Sirrom Capital Corporation had access to all the records of the Company before its purchase of this stock. No underwriter was involved in this transaction. This Preferred Stock was redeemed in February 1997.

    4. On September 28, 1995, Registrant issued a warrant to Sirrom Capital Corporation to purchase 54,163 shares of Registrant's Common Stock, at a purchase price of $.0001 per share. The warrant was issued in consideration of the purchase of the Series A Preferred Stock by Sirrom Capital Corporation. Sirrom Capital Corporation is a venture capital firm which qualifies as an accredited investor and is extremely sophisticated. This warrant was excercised in February 1997. Sirrom Capital Corporation had access to all the records of the Company before its purchase of this security. No underwriter was involved in the transaction and the sale was made in reliance on Section 4(2) of the Act.

    5. As of June 30, 1997, Registrant had options issued and outstanding to an officer of the Company to purchase up to 2% of Registrant's Common Stock, or 127,920 shares, at an exercise price of $8.72 per share. No underwriter was involved in the transaction and the option was issued in consideration of the employee's services. The option was issued in reliance on Section 4(2) of the Act. As an officer of the Company this option holder had full access to information about the Company and is sophisticated.

    6. As of July 1, 1997, Registrant had options issued and outstanding to seven officers and employees of the Company to purchase 120,000 shares of the Registrant's Common Stock at an exercise price of $10.00 per share. No underwriter was involved in the transactions and the options were issued in consideration of the employees' services. The options were issued in reliance on
Section 4(2) of the Act. As officers and employees of the Company the option holders had full access to information about the Company and are sophisticated.

ITEM 27. EXHIBITS

    The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

   EXHIBIT
-----------

       1.1   Form of Underwriting Agreement

       3.1   Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Virginia
             Gas Company's Form SB-2 Registration No. 333-5362-NY)

       3.2   Bylaws (incorporated by reference to Exhibit 3.2 to Virginia Gas Company's Form SB-2 Registration No.
             333-5362- NY)

       4.1   Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Virginia Gas Company's
             Form SB-2 Registration No. 333-5362-NY)

       4.2   Loan Agreement between Industrial Development Authority of Russell County and Virginia Gas Company dated as of February 1, 1997

       4.3   Promissory Note between Industrial Development Authority of Russell County and Virginia Gas Company dated as of February 1, 1997

       4.4   Loan Agreement between Industrial Development Authority of Buchanan County, Virginia and Virginia Gas
             Company dated as of November 1, 1994

       4.5   Promissory Note between Industrial Development Authority of Buchanan County, Virginia and Virginia Gas
             Company dated as of November 1, 1994

       5.1   Opinion of Bright & Barnes a Professional Corporation as to the legality of the securities being registered

       9.1   Shareholders' Agreement and Voting Trust (incorporated by reference to Exhibit 9.1 to Virginia Gas
             Company's Form SB-2 Registration No. 333-5362-NY)

      10.1   Series A Preferred Stock Securities Purchase Agreement by and between Virginia Gas Company and Sirrom
             Capital Corporation (incorporated by reference to Exhibit 10.1 to Virginia Gas Company's Form SB-2
             Registration No. 333- 5362-NY)

      10.2   Stock Purchase Warrant issued by Virginia Gas Company to Sirrom Capital Corporation (incorporated by reference to Exhibit 10.2 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

      10.3   Placement Agreement between Virginia Gas Company and Anderson & Strudwick Incorporated (incorporated by reference to Exhibit 10.3 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

      10.4   Employment Agreement between Virginia Gas Company and Mark N. Witt (incorporated by reference to Exhibit
             10.5 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

      10.5   Employment Agreement between Virginia Gas Company and Michael L. Edwards (incorporated by reference to
             Exhibit 10.6 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

      10.6   Warrant to Anderson & Strudwick Incorporated (incorporated by reference to Exhibit 4.2 to Virginia Gas
             Company's Form SB-2 Registration No. 333-5362-NY)

      10.7   Lease Agreement between J.D. Morefield, et. al. and Virginia Gas Company (incorporated by reference to
             Exhibit 10.7 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

      10.8   Firm Storage Service Agreement between Virginia Gas Storage Company and Roanoke Gas Company dated as of
             March 19, 1997.

   EXHIBIT
-----------
      10.9   Firm Storage Service Agreement between Virginia Gas Storage Company and Powell-Clinch Utility District
             (incorporated by reference to Exhibit 10.9 to Virginia Gas Company's Form SB-2 Registration No.
             333-5362-NY)

     10.10   Firm Storage Service Agreement between Virginia Gas Storage Company and the Public Utility District of
             Jefferson and Cocke Counties, Tennessee (incorporated by reference to Exhibit 10.10 to Virginia Gas
             Company's Form SB-2 Registration No. 333-5362-NY)

     10.11   Gas Storage Agreement between Virginia Gas Storage Company and United Cities Gas Company (incorporated by reference to Exhibit 10.11 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

     10.12   Firm Gas Storage Agreement between Virginia Gas Storage Company and Knoxville Utilities Board
             (incorporated by reference to Exhibit 10.12 to Virginia Gas Company's Form SB-2 Registration No.
             333-5362-NY)

     10.13   Winter Service Firm Natural Gas Sales Agreement between Virginia Gas Storage Company and Knoxville
             Utilities Board (incorporated by reference to Exhibit 10.13 to Virginia Gas Company's Form SB-2
             Registration No. 333- 5362-NY)

     10.14   Agreement for Construction, Ownership and Operation of the Haysi Gathering System between Virginia Gas
             Storage Company and Penn Virginia Resources Corporation (incorporated by reference to Exhibit 10.14 to
             Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

     10.15   Interruptible Gathering Service Agreement between Columbia Gas Transmission Corporation and Virginia Gas
             Storage Company (incorporated by reference to Exhibit 10.15 to Virginia Gas Company's Form SB-2
             Registration No. 333-5362-NY)

     10.16   Transfer Agreement between Virginia Gas Company and Tenneco Energy Resources Corporation (incorporated by reference to Exhibit 10.16 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

     10.17   Promissory Note in principal amount of $1,725,000 in favor of Tenneco Energy Resources Corporation
             (incorporated by reference to Exhibit 10.17 to Virginia Gas Company's Form SB-2 Registration No.
             333-5362-NY)

     10.18   Firm Storage contract between Virginia Pipeline Company and United Cities Gas Company (previously filed)

     10.19   Pipeline Balancing Agreement between East Tennessee Natural Gas Company and Virginia Gas Pipeline Company
             (incorporated by reference to Exhibit 10.19 to Virginia Gas Company's Form SB-2 Registration No.
             333-5362-NY)

     10.20   Warrant to Shareholders (incorporated by reference to Exhibit 10.20 to Virginia Gas Company's Form SB-2
             Registration No. 333-5362-NY)

     10.21   Amendment to Transfer Agreement between Virginia Gas Company and Tenneco Energy Marketing Company,
             successor-in-interest to Tenneco Energy Resources Corporation (incorporated by reference to Exhibit 10.17 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

     10.22   Firm Storage Service Agreement between Virginia Gas Storage Company and Sevier County Utility District
             (incorporated by reference to Exhibit 10.22 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

   EXHIBIT
-----------
     10.23   Firm Storage Service Agreement between Virginia Gas Storage Company and Natural Gas Utility District of
             Hawkins County (incorporated by reference to Exhibit 10.23 to Virginia Gas Company's Form 10-KSB for the
             fiscal year ended December 31, 1996)

     10.24   Firm Storage Service Agreement between Virginia Gas Pipeline Company and Citizens Gas Utility District
             (incorporated by reference to Exhibit 10.24 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

     10.25   Firm Gas Storage Agreement between Virginia Gas Pipeline Company and Knoxville Utilities Board
             (incorporated by reference to Exhibit 10.25 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

     10.26   Underwriting Agreement between Virginia Gas Company and Anderson Strudwick Incorporated (incorporated by reference to Exhibit 1.1 to Virginia Gas Company's Form SB-2 Registration No. 333-5362-NY)

     10.27   Description of Stock Options issued to named executive officers (previously filed)

     10.28   Amendment to the Firm Storage Service Agreement between Virginia Gas Storage Company and Powell-Clinch
             Utility District dated as of January 16, 1996

     10.29   Firm Storage Service Contract between Virginia Gas Storage Company and Hawkins County Utility District
             dated as of February 25, 1997

     10.30   Firm Storage Service Contract between Virginia Gas Pipeline Company and ALCOA dated as of June 30, 1997

     10.31   Gas Transportation Agreement between Virginia Gas Distribution Company and East Tennessee Gas Company
             dated as of November 1, 1997 (previously filed)

      21.1   Subsidiaries and Affiliates of the Registrant (incorporated by reference to Exhibit 21.1 to Virginia Gas
             Company's Form 10-KSB for the fiscal year ended December 31, 1996)

      23.1   Consent of Bright & Barnes a Professional Corporation (included in Exhibit 5.1)

      23.2   Consent of Arthur Andersen LLP (previously filed)

      24.1   Powers of Attorney (included in signature page previously filed)

      27.1   Financial Data Schedule (incorporated by reference to Exhibit 27.1 to Virginia Gas Company's Form 10-KSB
             for the fiscal year ended December 31, 1996)

ITEM 28. UNDERTAKINGS

    The undersigned Registrant hereby undertakes that it will:

    (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) Include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions of its Certificate of Incorporation, its Bylaws, or the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to provide the underwriters, at the closing specified in the underwriting Agreement, certificates in such denominations and registered in the such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abingdon, Commonwealth of Virginia, on July 28, 1997.

                                VIRGINIA GAS COMPANY

                                BY:            /S/ MICHAEL L. EDWARDS
                                     -----------------------------------------
                                                 Michael L. Edwards
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE FORM SB-2 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                President, Chief Executive
    /s/ MICHAEL L. EDWARDS        Officer and Chairman of
------------------------------    the Board of Directors        July 28, 1997
      Michael L. Edwards          (Principal Executive
                                  Officer)

    /s/ KAREN K. EDWARDS*       Vice President, Secretary,
------------------------------    Treasurer and Director        July 28, 1997
       Karen K. Edwards

    /s/ PETER C. EINSELEN*      Director
------------------------------                                  July 28, 1997
      Peter C. Einselen

     /s/ JOHN D. JESSEE*        Vice President and
------------------------------    Principal Financial           July 28, 1997
        John D. Jessee            Officer

*By:   /s/ MICHAEL L. EDWARDS
      -------------------------
         Michael L. Edwards
          ATTORNEY-IN-FACT